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                                                                     EXHIBIT 2.1




                            STOCK PURCHASE AGREEMENT

                                      AMONG

                           KELLSTROM INDUSTRIES, INC.,

                                  SOLAIR, INC.

                                       AND

                             BANNER AEROSPACE, INC.





                                DECEMBER 5, 1998


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                            STOCK PURCHASE AGREEMENT

       This Stock Purchase Agreement (this "Agreement") is entered into as of December 5, 1998 among Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom"), Solair, Inc., a Florida corporation ("Solair") and Banner Aerospace, Inc., a Delaware corporation (the "Shareholder").

                                    RECITALS

       Solair is engaged in the purchase, sale and support of aircraft parts and the provision of related services. Kellstrom desires to purchase, and the Shareholder desires to sell, all of the issued and outstanding shares of capital stock of Solair, on the terms and subject to the conditions contained in this Agreement.

                               TERMS OF AGREEMENT

       In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

       1.1. DEFINED TERMS. As used herein, the following terms shall have the following meanings:

              "Acquisition" means the acquisition by Kellstrom from the Shareholder of the Shares.

              "Actual Designated Costed Inventory Value" as of the Closing Date means the aggregate of (1) the actual counts of physical items of Designated Costed Inventory held by Solair as of the Closing Date, multiplied by (2) the unit cost of such items as reflected on the books and records of Solair as of the Closing Date.

              "Actual Non-Designated Costed Inventory Value" as of the Closing Date means the aggregate of (1) the actual counts of physical items of Non-Designated Costed Inventory held by Solair as of the Closing Date, multiplied by (2) the unit cost of such items as reflected on the books and records of Solair as of the Closing Date.


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              "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act, as in effect on the date hereof.

              "Book Designated Costed Inventory Value" as of the Closing Date means (1) the aggregate of (a) the physical items of Designated Costed Inventory held by Solair as of August 31, 1998 as reflected on the books and records of Solair as of such date, multiplied by
              (b) the unit cost of such items as reflected on the books and records of Solair as of such date minus (2) the aggregate of (x) the physical items of Designated Costed Inventory sold by Solair from August 31, 1998 to the Closing Date, multiplied by (y) the unit cost of such items as reflected on the books and records of Solair as of August 31, 1998.

              "Book Non-Designated Costed Inventory Value" as of the Closing Date means (1) the aggregate of (a) the physical items of Non-Designated Costed Inventory held by Solair as of August 31, 1998 as reflected on the books and records of Solair as of such date, multiplied by (b) the unit cost of such items as reflected on the books and records of Solair as of date, minus (2) the aggregate of (x) the physical items of Non-Designated Costed Inventory sold by Solair from August 31, 1998 to the Closing Date, multiplied by (y) the unit cost of such items as reflected on the books and records of Solair as of August 31, 1998, plus (3) the aggregate of (e) the physical items of Non-Designated Costed Inventory purchased by Solair from August 31, 1998 to the Closing Date, multiplied by (f) the unit cost paid by Solair for such items.

              "Bulk Inventory" means all inventory owned by Solair which does not constitute Costed Inventory.

              "Common Stock" means the shares of common stock, $1.00 par value per share, of Solair.

              "Confidentiality Agreement" means the Confidentiality Agreement dated as of October 29, 1998 between the Shareholder and Kellstrom.

              "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking or obligation, in each case, whether written or oral, express or implied.


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              "Controlling Interest," with respect to any Person, means
              ownership or control, directly or indirectly, of more than fifty percent (50%) of the issued and outstanding capital stock or other equity interest having ordinary voting power to elect a majority of the board of directors or other governing body of such Person (irrespective of whether other securities or equity interests of such Person shall or might have such voting power upon the occurrence of any contingency).

              "Costed Inventory" means all inventory owned by Solair for which there is a separate line item reflecting the count and unit cost therefor on the books and records maintained by Solair.

              "Designated Accountants" means KPMG Peat Marwick LLP.

              "Designated Costed Inventory" means all Costed Inventory included in the Designated Inventory.

              "Designated Inventory" means the items of Inventory set forth on
              Schedule 1.1(a).

              "Escrow Agent" means NationsBank, N.A. or such other Person as the parties may select to serve as Escrow Agent under the Escrow Agreement.

              "Escrow Agreement" means the Escrow Agreement to be entered into by Kellstrom, the Shareholder and the Escrow Agent at Closing, in the form attached hereto as Exhibit A (with such changes as may be required by the Escrow Agent).

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Fairchild Guaranty" means a Guaranty of The Fairchild Corporation in the form attached hereto as Exhibit B, with such changes thereto which may be requested by the banks party to the revolving credit facility maintained by The Fairchild Corporation, which changes either (i) do not have an adverse effect on the rights of Kellstrom under such Guaranty, or (ii) are otherwise acceptable to Kellstrom.

              "Familial Affiliate," with respect to any person shall mean any person who is a member of the immediate family of such person and any entity in which any such person owns a Controlling Interest.


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              "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

              "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "Income Taxes" means Taxes on or measured by income, whether net income or gross income, including, without limitation, alternative minimum Taxes imposed under the Code.

              "Indebtedness" means any indebtedness for borrowed money (including accrued but unpaid interest), whether owed to a bank or any other Person, remaining payments on capitalized equipment leases and remaining payments on covenants not to compete, but excluding operating leases.

              "Independent Accountants" means an independent accounting firm of national reputation which has not performed services for Kellstrom, Solair or the Shareholder, or any of their respective Affiliates, during the preceding three (3) year period, which is selected by Kellstrom and the Shareholder (or if they cannot agree, which is selected by the Designated Accountants and the Shareholder Accountants).

              "Inventory" means all Bulk Inventory and Costed Inventory.

              "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof (other than operating leases), and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

              "Material Adverse Change (or Effect)" means a change (or effect) in financial condition, properties, assets, liabilities, rights, obligations that exist as of the date of this Agreement, current


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              operations or business, which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations or business.

              "Modified GAAP" means GAAP, with those modifications and adjustments set forth on Schedule 1.1(b).

              "Net Worth" means the amount if any, by which the aggregate total assets of Solair exceeds the aggregate total liabilities of Solair, in each case, determined in accordance with Modified GAAP.

              "Non-Designated Costed Inventory" means all Costed Inventory other than Designated Costed Inventory.

              "Non-Income Taxes" means Taxes other than Income Taxes.

              "Permitted Liens" means (a) Liens arising by operation of law, including, without limitation, materialmen's, mechanic's, workmen's and repairmen's Liens, in each case, securing any liabilities of Solair (i) which are reflected on the Current Balance Sheet (as hereinafter defined) and not heretofore paid or discharged, (ii) incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), or (iii) set forth on Schedule 4.11 which were incurred in the ordinary course of business prior to the date of the Current Balance Sheet and, in accordance with GAAP consistently applied, were not required to be recorded thereon;
              (b) Liens for Taxes not yet due and payable; and (c) Liens for Taxes which are being contested in good faith and are set forth on
              Schedule 1.1(c).

              "Permitted Sempati Transaction" means the write-off by Solair on its books and records of the receivable in the amount of One Million Three Hundred Twenty Five Thousand Eight Hundred Fifty Dollars ($1,325,850) currently payable to Solair by P.T. Sempati Air or Asean Aviation Services, Inc. ("Sempati"), in exchange for Solair's acquisition from Sempati of certain inventory to be designated by Solair and Sempati in the agreement to be entered into between them in connection with the Permitted Sempati Transaction (the "Sempati Inventory").

              "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association,


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              joint venture, Governmental Authority or other entity, of whatever nature.

              "Post-Closing Period" means a Tax period beginning after and ending after the Closing Date.

              "Pre-Closing Period" means a Tax period ending on or prior to the Closing Date.

              "Receivables" means all receivables of Solair reflected on the Adjusted Closing Date Balance Sheet, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable and insurance proceeds receivable.

              "SEC" means the Securities and Exchange Commission.

              "Shareholder Accountants" means Arthur Andersen LLP.

              "Shares" means all of the issued and outstanding shares of Common Stock.

              "Straddle Period" means a Tax period beginning on or before, but ending after, the Closing Date.

              "Tax Agreement" means the Tax Agreement to be entered into by the parties at Closing in the form attached hereto as Exhibit C.

              "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to any Governmental Authority in connection with or with respect to the determination, assessment, collection or payment of any Taxes.

              "Taxes" means all taxes, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes, levies, assessments, tariffs, duties (including customs duties), deficiencies or other fees, imposed, assessed or collected by or under the authority of any Governmental Authority, or payable pursuant to any tax sharing agreement or other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty (including customs duties), deficiency or other fee, and any related charge or amount, including, but not limited to, any fine, penalty, interest or additional tax.


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       1.2.   OTHER DEFINITIONAL PROVISIONS.

              1.2.1. All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

              1.2.2. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

              1.2.3. All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable, except as otherwise specifically provided herein.

              1.2.4. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

              1.2.5. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              1.2.6. Whenever the word "hereunder" or "herein" is used in this Agreement, it shall be deemed to mean "under this Agreement" or "in this Agreement," respectively.

              1.2.7. Whenever this Agreement provides for a payment to be made by any party, such payment shall be made by wire transfer of immediately available, United States federal funds, to one or more bank accounts designated in writing by the recipient thereof.

              1.2.8. Whenever any representation or warranty of a corporation contained herein is qualified by "knowledge", such "knowledge" shall mean the actual knowledge of the officers and directors of the corporation which is making such representation or warranty, after reasonable inquiry.

                                   ARTICLE 2.

                           PURCHASE AND SALE OF SHARES

       2.1. THE ACQUISITION. Subject to the terms and conditions of this Agreement, the Shareholder shall at the Closing (as hereinafter defined) sell, convey, transfer, assign and deliver to Kellstrom, and Kellstrom shall at the Closing purchase, acquire and accept from the Shareholder, the Shares, free and clear of any Liens.

       2.2. PURCHASE PRICE. The aggregate purchase price to be paid by Kellstrom to the Shareholder in exchange for the Shares (the "Purchase Price") shall consist of:

              2.2.1. a payment in the amount of Fifty Seven Million Dollars ($57,000,000), minus the positive amount, if any, by which the Net Worth of Solair as of the Closing Date (as hereinafter defined) (after taking into account the write-down provided for in Section 6.21) is less than Fifty Five Million Seven Hundred Fifty Seven Thousand Eight Hundred and Eighty Two Dollars ($55,757,882), plus the positive amount, if any, by which the Net Worth of Solair as of the Closing Date (after taking into account the write-down provided for in Section 6.21) is more than Fifty Five Million Seven Hundred Fifty Seven Thousand Eight Hundred and Eighty Two Dollars ($55,757,882); and


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              2.2.2. a Warrant (the "Warrant") in the form attached hereto as
Exhibit D for the purchase of Three Hundred Thousand (300,000) shares of common stock, par value $.001 per share, of Kellstrom (the "Kellstrom Common Stock") at a price per share equal to Twenty Seven Dollars and Fifty Cents ($27.50).

       2.3. PAYMENT OF ESTIMATED PURCHASE PRICE. At least two days prior to the Closing Date, Kellstrom and the Shareholder shall estimate by mutual agreement the amount of the Purchase Price (the "Estimated Purchase Price"), which estimate shall be based upon the balance sheet of Solair as of the last day of the immediately preceding calendar month (or if such balance is not available, as of the last day of the calendar month preceding such month), adjusted by Modified GAAP consistent with the methodology used in connection with the preparation of the Current Balance Sheet (as hereinafter defined). At the Closing, Kellstrom shall pay the Estimated Purchase Price, as follows:

              2.3.1. Kellstrom shall deliver to the Escrow Agent the sum of Five Million Dollars ($5,000,000) (the "Escrowed Amount") to be held in accordance with Article IX;

              2.3.2. Kellstrom shall pay to the Shareholder the balance of the Estimated Purchase Price (the "Closing Date Payment"); and

              2.3.3. Kellstrom shall execute and deliver the Warrant to the Shareholder.

       2.4. CLOSING DATE PAYMENT ADJUSTMENT. Within ninety (90) days following the Closing Date, Kellstrom shall cause the Designated Accountants to prepare an audit of the balance sheet of Solair as of the Closing Date (the "Audited Closing Date Balance Sheet") (prepared in accordance with GAAP on a basis consistent with the past practices of Solair). The Shareholder shall be entitled to participate in the conduct of such audit. Upon completion of the audit, Kellstrom shall prepare and deliver to the Shareholder a certificate verified as to accuracy by its Chief Financial Officer (the "Closing Date Payment Certificate") (i) attaching a copy of the Audited Closing Date Balance Sheet of Solair, (ii) attaching a copy of the unaudited, internally prepared balance sheet of Solair as of the Closing Date, which shall be based upon the Audited Closing Date Balance Sheet, as adjusted by Modified GAAP consistent with the methodology used in the preparation of the Current Balance Sheet (as hereinafter defined) (the "Adjusted Closing Date Balance Sheet") and (iii) setting forth the actual amount of the Purchase Price (which actual amount is referred to as the "Actual Purchase Price") and the method of calculation thereof in reasonable detail. Notwithstanding anything to the contrary contained herein, for purposes of computation of the Adjusted Closing Date Balance Sheet and the Actual Purchase Price, the amount of receivables carried on the books and records of Solair shall be increased by the amount of receivables owed to it by Sempati which are written-off by Solair as a result of or in connection with the Permitted Sempati Transaction, and the amount at which Inventory is carried on the books and records of Solair shall be decreased by the difference between the Sempati Inventory received by Solair in connection with the Permitted Sempati Transaction and the Sempati Inventory sold by Solair on or prior to the Closing Date (which shall in each case be valued based upon the amounts shown for each item of Sempati Inventory on the books and records of Solair). Kellstrom and the Shareholder shall share equally any costs or expenses incurred in connection with the preparation of such Audited Closing Date Balance Sheet. If within sixty
(60) days after the Closing Date Payment Certificate is delivered to the Shareholder, the Shareholder shall not have given written notice to Kellstrom setting forth in detail any objection to the Actual Purchase Price, then such determination of the Actual Purchase Price shall be final and binding on the parties hereto. Kellstrom shall make available to the Shareholder during such sixty (60) day period the work papers prepared by the Designated Accountants in the course of the preparation of the Audited Closing Date Balance Sheet and the work papers for the preparation of the Adjusted Closing Date Balance Sheet. If the Shareholder, within such sixty (60) day period following delivery of the Closing Date Payment Certificate, shall give written notice to Kellstrom setting forth in reasonable detail any objection to such determination of the Actual Purchase Price, Kellstrom and the Shareholder shall endeavor to reach agreement within the thirty (30) day period following the receipt by Kellstrom of the notice of objection. If the parties are unable to reach agreement within such thirty (30) day period, then the matter shall be submitted to the Independent Accountants for determination of those issues as to which the parties shall have been unable to reach agreement in connection with the calculation of the Actual Purchase Price, which determination shall be final and binding on the parties. Kellstrom and the Shareholder shall share equally any costs or expenses of


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the Independent Accountants incurred in connection with the determination of such issues. If the Estimated Purchase Price is greater than the Actual Purchase Price, then the Shareholder shall repay to Kellstrom within ten (10) business days following receipt of the Closing Date Payment Certificate or, if disputed, within ten (10) business days following the earlier of the date on which the parties resolve the dispute or the date of determination of the issues certified to the Independent Accountants, the difference between the Estimated Purchase Price and the Actual Purchase Price. If the Shareholder shall fail to pay such amount when due, then Kellstrom shall have the right (but not the obligation), in addition to any other remedies which it may have, to deem such amount to be Kellstrom Indemnifiable Damages in accordance with Article IX (provided that the Kellstrom Indemnification Threshold shall not be applicable to such amount and such amount shall not count against the Kellstrom Indemnification Cap). If the Actual Purchase Price is greater than the Estimated Purchase Price, then Kellstrom shall pay to the Shareholder within ten (10) business days following receipt of the Closing Date Payment Certificate or, if disputed, within ten (10) business days following the earlier of the date on which the parties resolve their dispute or the date of determination of the issues certified to the Independent Accountants, the difference between the Actual Purchase Price and the Estimated Purchase Price. If Kellstrom shall fail to pay such amount when due, then the Shareholder shall have the right (but not the obligation), in addition to any other remedies which it may have, to deem such amount to be Shareholder Indemnifiable Damages in accordance with Article IX (provided that the Shareholder Indemnification Threshold shall not be applicable to such amount and such amount shall not count against the Shareholder Indemnification Cap).

       2.5. THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Acquisition (the "Closing") shall take place on December 31, 1998, or if all of the conditions set forth in Articles VII and VIII shall not have been satisfied or waived as of such date, as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VII and VIII, at the offices of Akerman, Senterfitt & Eidson, P.A., Ft. Lauderdale, Florida, or such other time and place as the parties may otherwise agree (the "Closing Date").

                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF KELLSTROM

       As a material inducement to the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, Kellstrom makes the following representations and warranties to the Shareholder:

       3.1. CORPORATE STATUS. Kellstrom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

       3.2. CORPORATE POWER AND AUTHORITY. Kellstrom has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Kellstrom has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

       3.3. ENFORCEABILITY. This Agreement has been duly executed and delivered by Kellstrom and constitutes a legal, valid and binding obligation of Kellstrom, enforceable against Kellstrom in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

       3.4. NO VIOLATION. Except as set forth in Schedule 3.4, neither the execution or delivery of this Agreement by Kellstrom, the performance by Kellstrom of its obligations hereunder or the consummation by it of


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the transactions contemplated by this Agreement will (i) contravene any provision of the Certificate of Incorporation or Bylaws (or other organizational documents) of Kellstrom, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Kellstrom except where such failure to comply would not have a Material Adverse Effect on Kellstrom, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Kellstrom, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Kellstrom or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person who or which is a party to any Contract to which Kellstrom is a party, except any SEC and other filings required to be made by Kellstrom or the Shareholder and any filings required to be made by the parties under the HSR Act, if any.

       3.5. NO COMMISSIONS. Kellstrom has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than (a) fees payable to Helix Management Company II, LLC, and (b) any other fees which Kellstrom has agreed or agrees to pay to any Person, all of which will be paid by, and be the sole obligation of, Kellstrom.

       3.6.   INVESTMENT REPRESENTATIONS.

              3.6.1. Kellstrom is an accredited investor as such term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act") and has such knowledge and experience in financial and business matters, including, without limitation, in the aviation parts business, that it is capable of evaluating the merit and risks of the acquisition of the Shares.

              3.6.2. Kellstrom has provided the Shareholder and Solair with Due Diligence Request Lists (copies of which are attached hereto as Schedule 3.6) setting forth the categories of information and documents which it believes appropriate to review in connection with the acquisitions of the Shares, and has reviewed those materials provided by the Shareholder and Solair in response thereto and has participated in discussions with the senior management team of Solair and representatives of the Shareholder.

              3.6.3. The Shares will be acquired by Kellstrom for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or part, or the grant of any participation therein.

              3.6.4. Kellstrom acknowledges that (i) the Shares have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and that certificates representing the Shares may bear a legend to such effect, (ii) the Shareholder's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Kellstrom contained herein, (iii) such Shares, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Shares, (v) no federal or state agency has recommended or endorsed the purchase of the Shares, and (vi) and Kellstrom will not be able to readily liquidate an investment in the Shares.

       3.7. SEC DOCUMENTS. Kellstrom has delivered to the Shareholder copies of the following filings made by it with the SEC: (i) Kellstrom's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) Kellstrom's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, (iii) Kellstrom's Current Reports on Form 8-K filed with the SEC on February 27, 1998, April 14, 1998, May 18, 1998 and June 30, 1998 and (iv) Kellstrom's proxy statement relating to its annual meeting of shareholders held on May 29, 1998 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein.

                                   ARTICLE 4.

                        REPRESENTATIONS AND WARRANTIES OF
                           SOLAIR AND THE SHAREHOLDER

       As a material inducement to Kellstrom to enter into this Agreement and to consummate the transactions contemplated hereby, Solair and the Shareholder, jointly and severally, make the following representations and warranties to
Kellstrom:

       4.1. CORPORATE STATUS. Solair is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. Solair is legally qualified to transact business as a foreign corporation, and is in good standing as such, in each of the jurisdictions in which the nature of its properties and/or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Solair. Schedule 4.1 sets forth (i) each of the jurisdictions in which Solair is legally qualified to transact business as a foreign corporation and (ii) each of the names under which Solair has at any time done business. Solair has fully complied in all material respects with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. Except as set forth on Schedule 4.1, Solair has not changed its name or used any assumed or fictitious name other than those listed on Schedule 4.1, or been the surviving entity in a merger, acquired any businesses or changed its principal place of business or chief executive office, in each case, since the date of its organization. There is no pending or, to the knowledge of Solair or the Shareholder, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Solair.

       4.2. POWER AND AUTHORITY. Each of Solair and the Shareholder has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of Solair and the Shareholder has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

       4.3. ENFORCEABILITY. This Agreement has been duly executed and delivered by each of Solair and the Shareholder, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

       4.4. CAPITALIZATION. Solair has (a) 7,500 shares of Common Stock authorized and no other shares of any class of capital stock authorized, (b) 800 shares of Common Stock issued and outstanding, and (c) no shares of Common Stock held in treasury. All of the issued and outstanding shares of capital stock of Solair (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of Solair, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Solair to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Solair. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Solair. Solair is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

       4.5. SHAREHOLDERS. The Shareholder is the holder of all issued and outstanding shares of capital stock of Solair, and, except as set forth in
Schedule 4.5 or as may be imposed under federal or state securities laws on all issuers of securities generally, the Shareholder owns such shares free and clear of all Liens, restrictions and claims of any kind.

       4.6. NO VIOLATION. Except as set forth in Schedule 4.6, neither the execution or delivery of this Agreement by Solair or the Shareholder, the performance by either of them of their respective obligations hereunder or the consummation by either of them of the transactions contemplated by this Agreement will (i) contravene any provision of the Articles of Incorporation or Bylaws (or other organizational documents) of Solair or the Shareholder, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either Solair or the Shareholder except where such failure to comply would not have a Material Adverse Effect on Solair or the Shareholder, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Designated Contract (as hereinafter defined) which is binding upon or enforceable against either Solair or the Shareholder,
(iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of either Solair or the Shares or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal, or any Person who or which is a party to any of the Designated Contracts, except any SEC and other filings required to be made by Kellstrom or the Shareholder and any filings required to be made by the parties under the HSR Act, if any.

       4.7. RECORDS OF SOLAIR. The copies of the Articles of Incorporation and Bylaws of Solair which were provided to Kellstrom are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for Solair made available to Kellstrom for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and each such minute book contains an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of Solair taken by written consent or at a meeting since the date of its organization. All material corporate actions taken by Solair have been duly authorized or ratified. All non-financial accounts, books, ledgers and official and other records of Solair have been fully, properly and accurately kept and completed in all respects, and there are no inaccuracies or discrepancies of any kind contained therein. The stock ledgers of Solair, as previously made available to Kellstrom, contain complete and accurate records of all issuances, transfers and cancellations of shares of the capital stock of Solair.

       4.8. SUBSIDIARIES. Solair does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any corporation, partnership, joint venture or other business entity other than Banner Aerospace (U.K.) Limited, a corporation organized under the laws of the United Kingdom, which is wholly-owned by Solair and Warren Persavich. Except as set forth in Schedule 4.5 or as may be imposed under federal or state securities laws on all issuers of securities generally, Solair and Warren Persavich own the outstanding shares of capital stock of Banner Aerospace (U.K.) Limited free and clear of all Liens, restrictions and claims of any kind. Banner Aerospace (U.K.) Limited serves only as a sales office for Solair, employs approximately six (6) persons, owns no material assets, and has no Indebtedness.

       4.9. FINANCIAL STATEMENTS. The Shareholder has delivered to Kellstrom the unaudited, internally-prepared financial statements of Solair for the years ended March 31, 1996, March 31, 1997, and March 31, 1998 (collectively, the "Annual Financial Statements"), and an unaudited, internally-prepared balance sheet of Solair dated as of August 31, 1998 (the "Current Balance Sheet" and, together with the Annual Financial Statements, the

"Financial Statements"), copies of which are attached to Schedule 4.9 hereto. The Annual Financial Statements fairly present the financial position of Solair at the balance sheet date and the results of operations for the periods covered thereby, and except as disclosed in Schedule 4.9 have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The Current Balance Sheet has been prepared in accordance with Modified GAAP. Except as set forth in Schedule 4.9, there are no extraordinary items of income or expense during the periods covered by the Annual Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets. The references to "Future Tax Benefits" on the Financial Statements refer to the future Federal and State Tax benefits accrued by Solair (assuming, for purposes of such accrual, the highest Federal and State marginal tax rates).

       4.10. CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth in Schedule 4.10, since the date of the Current Balance Sheet, Solair has not
(i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities, or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or, other than in the ordinary course of business consistent with past practice, its salaried employees, or amended any other terms of employment of officers, or other than in the ordinary course of business consistent with the past practice, its salaried employees; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any Indebtedness) or entered into any transaction or series of transactions involving in excess of $50,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated or permitted hereby; (viii) suffered any theft, damage, destruction, casualty loss or extraordinary loss, whether or not covered by insurance, in excess of $50,000 in the aggregate (provided, however, Solair shall not for purposes of Section 7.1 of this Agreement be deemed in material breach of this representation and warranty unless such amount shall exceed One Million Dollars ($1,000,000); (ix) waived, canceled, compromised or released any rights having a value in excess of $50,000 in the aggregate; (x) made or adopted any change in its accounting practice or policies; (xi) made any adjustment to its books or records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xii) to the knowledge of Solair or the Shareholder, entered into any transaction with
(a) any Affiliate, or (b) any officer or director of Solair or the Shareholder or (c) any Familial Affiliate of any officer or director of Solair or the Shareholder, other than intercompany transactions between Solair and the Shareholder in the ordinary course of business consistent with past practice;
(xiii) entered into any employment agreement; (xiv) terminated, amended or modified any Designated Contract; (xv) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvi) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith, other than in the ordinary course of business consistent with past practice; (xvii) made or pledged any charitable contribution in excess of $10,000; (xviii) entered into any other transaction or been subject to any event other than in the ordinary course of business consistent with past practice; or (xix) agreed to do or authorized any of the foregoing.

       4.11. LIABILITIES OF SOLAIR AND BANNER AEROSPACE (U.K.) LIMITED. Except as set forth in Schedule 4.11, neither Solair nor Banner Aerospace (U.K.) Limited has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and
(c) liabilities set forth on Schedule 4.11 which were incurred in the ordinary course of business prior to the date of the Current Balance Sheet and which, in accordance with GAAP consistently applied, were not required to be recorded thereon. Schedule 4.11 is a true and complete list of Indebtedness of Solair, including the name of the lender, pay-off amount, per diem interest and any prepayment penalties or premiums. As of the Closing Date, Solair shall have no Indebtedness.

       4.12. LITIGATION. Except as disclosed on Schedule 4.12 hereto, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or, to the knowledge of Solair or the Shareholder, threatened, anticipated or contemplated (i) by or against Solair, or any of its properties or assets, (ii) affecting Solair, or any of its properties or assets, other than any such action, suit, proceeding, or investigation generally affecting participants in the industry in which Solair operates, or (iii) which relates to or questions the validity or enforceability of this Agreement or the transactions contemplated hereby. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Solair is or was a party which have not been complied with in full or which continue to impose any obligations on Solair.

       4.13.  ENVIRONMENTAL MATTERS.

              4.13.1. Solair (as defined in clause (g) below) is and has at all times been in full compliance with all Environmental Laws (as defined in clause
(g) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (g) below) and Handling (as defined in clause (g) below) of Hazardous Substances (as defined in clause (g) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (g) below) for the ownership and/or use of its properties and assets and the operation of its business as presently conducted, including Licenses relating to Hazardous Substances; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

              4.13.2. There are no (and, to the knowledge of each of Solair and the Shareholder, there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving Solair or its respective businesses, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to Solair thereunder in connection with, related to or arising out of the ownership by Solair or its properties or assets or the operation of their respective businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Kellstrom or Solair in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on Kellstrom or Solair including, without limitation: (i) Notices or Proceedings related to Solair being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings relating to Solair being responsible to undertake any response or remedial actions or clean-up actions under any applicable Environmental Law; or (iii) Notices or Proceedings related to Solair being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or assessment or clean up obligations.

              4.13.3. Except as identified in any audit assessment or study listed in Schedule 4.13, Solair has not Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or leased by Solair; or (iii) any site which, pursuant to any Environmental Laws, (iv) has been placed on the National Priorities List or its state equivalent, or (v) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified Solair that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by Solair in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

              4.13.4. The audits, assessment or studies listed in Schedule 4.13 identify the operations and activities, and locations thereof, which have been conducted or are being conducted by Solair on any real property currently or previously owned or leased by Solair which have involved the Handling or Discharge of Hazardous Substances.

              4.13.5. Solair has not and does not use any Aboveground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently owned or leased by Solair, or during Solair's ownership or lease, at any real property previously owned or leased by Solair.

              4.13.6. Schedule 4.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by Solair or the Shareholder or any of their agents or, to the knowledge of Solair or Shareholder, undertaken by any Governmental Authority or any third party, relating to or affecting Solair or any real property currently or previously owned or leased by Solair or Shareholder; (ii) the results of any ground, water, surface water, soil, sediment, air or asbestos monitoring undertaken by Solair or any of its agents or, to the best of Solair's and Shareholder's knowledge, undertaken by any Governmental Authority or any third party, relating to or affecting Solair or any real property currently or previously owned or leased by Solair which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between Solair and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, ruling, or decrees, relating to or affecting Solair or any real property currently owned or leased by Solair or during Solair's ownership or lease, any real property previously owned or leased by Solair.

              4.13.7. Solair has caused that certain 55-gallon drum previously located at Solair's Fort Lauderdale property, as described in the Phase I Environmental Site Assessment dated May 1, 1995 and disclosed on Schedule 4.13, to have been properly removed and disposed of prior to the date hereof in accordance with applicable Environmental Laws.

              4.13.8. For purposes of this Section 4.13, the following terms shall have the meanings ascribed to them below:

              "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

              "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

              "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, injunctions, decrees, rulings and ordinances, and changes thereof, or similar laws of foreign jurisdictions where Solair conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, injunctions, decrees, rulings and ordinances, or changes thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the

       Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.
       Section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of
       SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA").

              "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may be defined in any Environmental Law, of any Hazardous Substances or Waste.

              "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws.

              "Licenses" means all licenses, certificates, permits, approvals and registrations.

              "Solair" means Solair and its subsidiaries.

              "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

       4.14.  REAL ESTATE.

              4.14.1. Solair does not own any real property or any interest therein.

              4.14.2. Schedule 4.14 sets forth a list of all leases, licenses or similar agreements of or relating to real property (collectively, "Leases") to which Solair is a party (copies of which have previously been furnished to Kellstrom), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, and (B) the street address of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended. Solair is not in default or breach under any such Lease and, to the knowledge of Solair and the Shareholder, no other party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach by Solair of or default by Solair under any of such Leases or, to the knowledge of Solair or the Shareholder, would cause a breach by any other party or a default by any other party under any of such Leases. To the knowledge of Solair and the Shareholder, there is no anticipated breach by any other party to any Lease. Except as set forth in Schedule 4.14, with respect to each of the Leased Premises:

                      4.14.2.1. Solair has valid leasehold interests in the Leased Premises, free and clear of any Liens, created by Solair or of which Solair or the Shareholder has knowledge; and

                      4.14.2.2. The portions of the buildings located on the Leased Premises that are used in the business of Solair are in the aggregate sufficient to satisfy the current normal business activities of Solair as conducted thereat.

              4.14.3. Neither Solair nor the Shareholder has received notice of
(A) any condemnation proceeding with respect to any portion of any of the Leased Premises or any access thereto, and, to the knowledge of Solair and the Shareholder, no such proceeding is contemplated by any Governmental Authority; or (B) any special assessment which may affect any of the Leased Premises.

              4.14.4. As of the date hereof, Solair does not have any office or place of business other than as identified on Schedule 4.14 and Solair's principal place of business and chief executive offices are indicated on
Schedule 4.14, and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of Solair are located as of the date hereof are fully identified on Schedule 4.14.

       4.15.  GOOD TITLE TO AND CONDITION OF ASSETS.

              4.15.1. Schedule 4.15(a) contains a list of all Costed Inventory as of August 31, 1998 ("August Costed Inventory"), and the respective count and unit cost of each item, in each case, as reflected on the books and records of Solair. Except as set forth on Schedule 4.15, Solair has good and marketable title to all of its Inventory and other Assets (as hereinafter defined), free and clear of any Liens other than Permitted Liens. For purposes of this Agreement, the term "Assets" means all of the properties and assets of Solair (other than the Leased Premises) whether personal or mixed, tangible or intangible, wherever located. Except as set forth in Schedule 4.15, Solair does not own any aircraft (other than aircraft which have been parted out) or aircraft engines.

              EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, AT CLOSING, KELLSTROM SHALL BE DEEMED TO ACKNOWLEDGE THAT NEITHER SOLAIR NOR THE SHAREHOLDER HAVE MADE NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR PARTICULAR USE OR PURPOSE, DESIGN CONDITION OR TRACEABILITY OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, THE INVENTORY (WHICH ARE BEING ACQUIRED ON AN "AS IS" "WHERE IS" BASIS), AND SOLAIR AND THE SHAREHOLDER DISCLAIM AND KELLSTROM HEREBY WAIVES ALL SUCH WARRANTIES, ARISING BY LAW OR OTHERWISE, AS TO THE PHYSICAL CONDITION OF THE INVENTORY, INCLUDING BUT NOT LIMITED TO, ANY AND ALL DEFECTS, WHETHER OBVIOUS, LATENT OR UNDISCOVERABLE.

              4.15.2. Schedule 4.15(b) lists the vehicles owned, leased or used by Solair, setting forth the make, model, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor.

       4.16.  COMPLIANCE WITH LAWS.

              4.16.1. Solair is and has been in compliance with all laws, regulations and orders applicable to it, its properties and assets (excluding Inventory), in each case whether owned or used by it now or in the past, and its business and operations as conducted by it now and in the past. Solair has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of Solair or the Shareholder, threatened.

              4.16.2. Neither Solair nor any of its employees or agents has made any payment of funds in connection with the business of Solair which is prohibited by law, and no funds have been set aside to be used in connection with the business of Solair for any payment prohibited by law.

              4.16.3. Solair is and at all times has been in compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of Solair for whom the compliance with the Immigration Act is required, Solair has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. Solair has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against Solair, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

              4.16.4. Except as set forth in Schedule 4.16, Solair is not subject to any contract, decree or injunction which restricts the continued operation of Solair or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

       4.17. LABOR AND EMPLOYMENT MATTERS. Schedule 4.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of Solair. Solair is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of Solair into one or more collective bargaining units. There is no pending or, to the knowledge of Solair or the Shareholder, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Solair or which may interfere with its continued operations. Neither Solair nor any agent, representative or employee of Solair has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of Solair or the Shareholder, threatened charge or complaint against Solair by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage or threat of union activity involving any of the employees of Solair during the twenty-four (24) months prior to the date hereof. The Shareholder has no knowledge that any executive or employee has any plans to terminate his or her employment with Solair as a result of the Acquisition. Solair has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended, and the Immigration Reform and Control Act of 1986, as amended.

       4.18.  EMPLOYEE BENEFIT PLANS.

              4.18.1. Employee Benefit Plans. Schedule 4.18 contains a list setting forth each employee benefit plan or arrangement of Solair, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Kellstrom).

              4.18.2. Multi Employer Plans and Multiple Employer Plans. Solair, the Shareholder, and any entity that would be aggregated with Solair or the Shareholder under the Internal Revenue Code of 1986, as amended (the "Code"),
Section 414(b), (c), (m) or (o), do not currently participate in and have not, during the ten (10) year period ending on the Closing Date, participated in and are not and have not been required to or otherwise participate in any "multi employer plan," as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and
Section 414(f) of the Code or any "multiple employer plan" within the meaning of
Section 210(a) of ERISA or Section 413(c) of the Code.

              4.18.3. Defined Benefit Plans, Funding Standards and Title IV of ERISA. No Employee Benefit Plan is or at any time during the ten (10) year period ending on the Closing Date was a "defined benefit plan" as defined in
Section 3(35) of ERISA or a pension plan subject to the funding standards of
Section 302 of ERISA or Section 412 of the Code. Solair, the Shareholder, and any entity that would be aggregated with Solair or the Shareholder under Code
Section 414(b), (c), (m) or (o) do not participate currently and have not at any time during the ten (10) year period ending on the Closing Date participated in and are not required currently and have not at any time during the ten (10) year period ending on the Closing Date been required to contribute to or otherwise participate in any plan, program or arrangement subject to Title IV of ERISA.

              4.18.4. Compliance with Law. With respect to each Employee Benefit Plan, (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) other than routine claims for benefits, no actions, suits, claims or disputes are pending, or, to the knowledge of Solair or the Shareholder, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

              4.18.5. Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Kellstrom, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor which would adversely affect its qualification or materially increase its costs; (iii) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans have been timely made; and (iv) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

              4.18.6. Welfare Plans. (i) Solair is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of Solair or its predecessors after termination of employment, except as may otherwise be required by law; (ii) Solair has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and
(iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. Except a set forth in Schedule
4.18 the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual, other than payments or vesting under a qualified plan.

              4.18.7. Controlled Group Liability. Neither Solair nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or (o),
(i), during the ten (10) year period ending on the Closing Date, has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or, to the knowledge of Solair or the Shareholder, will be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

              4.18.8. Other Liabilities. (i) Except as set forth on Schedule 6.20, none of the Employee Benefit Plans obligates Solair to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of Solair as of the Closing Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of Solair.

       4.19.  TAX MATTERS.

              The representations and warranties set forth in this Section 4.19 are subject to exceptions listed in Schedule 4.19 and which reference the lettered paragraphs below to which the exceptions relate.

              4.19.1. Solair has, or to the knowledge of the Shareholder, the Shareholder and its Subsidiaries (including Solair) have, filed or will cause to be filed, within the time and within the manner prescribed by law, all federal, state and local and foreign Tax Returns which are required to be filed by or with respect to Solair and such Tax Returns reflect accurately in all material respects the Tax liabilities of Solair.

              4.19.2. Solair has, or to the knowledge of the Shareholder, the Shareholder and its Subsidiaries (including Solair) have, within the time prescribed by law paid all federal, state and local and foreign Taxes that are due and payable as shown on the Tax Returns.

              4.19.3. Solair has, and to the knowledge of the Shareholder, Solair has, no liens with respect to Taxes upon any of its properties or assets other than liens for Taxes not yet due and payable.

              4.19.4. Solair does not have in effect, and to the knowledge of the Shareholder, Solair does not have in effect, as of the date of this Agreement, any waiver or extension of any statute of limitations with respect to Taxes.

              4.19.5. Solair does not have, or to the knowledge of the Shareholder, Solair does not have, a federal, state, local or foreign audit or other administrative proceeding or court proceeding presently pending or, to the knowledge of Solair and the Shareholder, threatened with regard to any Tax Returns for Solair.

              4.19.6. Neither the Shareholder nor Solair is a party to any agreement, whether formal or informal or established by custom or practice, providing for the allocation or sharing of Taxes.

              4.19.7. Solair has not been a member of an affiliated or consolidated group (or similar state or local filing group) other than any group in which the Shareholder is the common parent.

              4.19.8. Solair is an includible corporation (within the meaning of Section 1504 of the Code) on a federal consolidated Income Tax Return that includes the Shareholder. Any reference in this Agreement to a Tax Return of Solair includes a reference to a consolidated, combined or unitary or other similar Tax Return filed by or with the Shareholder and which includes in whole or in part the results of Solair. All consolidated, combined or unitary Tax Returns including Solair also included the Shareholder.

              4.19.9. Except for Banner Aerospace (U.K.) Limited, a corporation organized under the laws of the United Kingdom, Solair does not own any corporate subsidiaries.

              4.19.10. A consolidated federal Income Tax Return for a Pre-Closing Period including Solair as a member will be filed for the tax year of its common parent ending on or after the Closing Date.

              4.19.11. Solair does not own any interests in a limited liability company, partnership, business trust or similar entity.

              4.19.12. All Taxes of Solair (and any of its Subsidiaries) for Pre-Closing Periods and Straddle Periods attributable to the period thereof on or before the Closing Date have been fully and timely paid and adequate reserves or accruals for Taxes (other than Income Taxes) as of the Closing Date, will be provided in the Adjusted Closing Date Balance Sheet and Shareholder will pay, or cause to be paid, all Income Taxes of Solair not yet due and payable for pre-Closing periods and Straddle Periods.

              4.19.13. After August 31, 1998, and on or before the Closing Date, the liability of Solair for Taxes shall be incurred in the ordinary course of business consistent with past practices.

              4.19.14. Solair has not been subject to, and to the knowledge of the Shareholder, Solair has not been subject to, a claim made by a Governmental Authority in a jurisdiction where Solair does not file Tax Returns that Solair is or may be subject to Taxes assessed by such jurisdiction.

              4.19.15. Solair has not been subject to, and to the knowledge of the Shareholder, Solair has not been subject to, a deficiency or proposed adjustment for any amount of Taxes asserted or assessed by any Governmental Authority against Solair which has not been settled or otherwise resolved or not reflected in the Adjusted Closing Date Balance Sheet.

              4.19.16. Solair does not file, nor is it required to file, a consolidated, combined or unitary or other similar state Tax Return including the Shareholder or any other person or entity and which includes, or will include, in whole or in part the results of Solair for any period on or before the Closing Date.

              4.19.17. All transactions between Solair and its related parties (as defined in Section 482 of the Code) have been, and will be on or before the Closing Date, conducted on an arm's-length basis (within the meaning of Section 482 the Code).

              4.19.18. Solair has not made, and will not make, an election or file a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law).

              4.19.19. Solair will not be required (i) as a result of a change in method of accounting for a taxable period beginning on or before the Closing Date, to include any adjustments under Section 481(a) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any period after the Closing Date, or (ii) as a result of any audit or examination by any Governmental Authority for a taxable period beginning on or before the Closing Date, whether set forth in a closing agreement under Section 7121 of the Code or other settlement agreement, to include any item of income or exclude any item of deduction for any period after the Closing Date.

              4.19.20. Solair has not made any payments, nor will it become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Sections 162(m) or 280G of the Code (or any corresponding provisions of state, local or foreign law).

              4.19.21. Solair has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provisions of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign law).

              4.19.22. True, correct and complete copies of (A) all income and sales Tax Returns filed by or with respect to Solair for the years ended March 31, 1996 and 1997, and (B) any audit report issued within the last five years, have been furnished or made available to Kellstrom, and all material tax elections of Solair are clearly set forth on such Tax Returns.

              4.19.23. Solair is not a party to a gain recognition agreement under Section 367 of the Code and the regulations thereunder.

       4.20. INSURANCE. Schedule 4.20 contains (i) a complete and correct list of all insurance policies covering Solair and its properties, assets and business (the "Insurance Policies") (copies of which have been provided to Kellstrom) designating the insurance company, type of insurance, insured's name and policy number and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or business of Solair. Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Closing Date, each of the Insurance Policies will be in force and effect. Solair has complied with the provisions of such Insurance Policies. Solair has not failed to give, in a timely manner, any notice required under any of the Insurance Policies necessary to preserve its rights thereunder, and neither Solair nor the Shareholder have any knowledge of any uninsured claims or losses.

       4.21. LICENSES AND PERMITS. Solair possesses all governmental or official licenses, approvals, permits and authorizations necessary for the operation of its business as presently conducted (collectively, the "Permits"), and Schedule 4.21 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, and Solair is in compliance with the respective requirements thereof, and no proceeding is pending or, to the knowledge of Solair or the Shareholder, threatened to revoke or amend any of them. None of the Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

       4.22. ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. Subject to Section 4.15 hereof, the Inventory and other Assets and the Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of Solair in the manner in which and to the extent to which such business is currently being conducted. To the knowledge of Solair and the Shareholder, no current supplier to Solair of items essential to the conduct of its business has threatened to terminate such current supplier's business relationship with Solair for any reason. Except as set forth in Schedule 4.22, Solair does not have any direct or indirect interest in any customer, supplier or competitor of Solair, or in any person from whom or to whom Solair leases real or personal property. To the knowledge of Solair and the Shareholder, except as set forth on Schedule 4.22, no Affiliate of Solair or the Shareholder and no officer or director of Solair or the Shareholder or any Familial Affiliate of any officer or director of Solair or the Shareholder is a party to any Contract (other than a Contract for which there is no continuing obligation of or benefit to Solair) or transaction with Solair or has any interest in any property used by Solair.

       4.23. INTELLECTUAL PROPERTY. Solair has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, owned proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs), and other intellectual property used by it in the conduct of its business (the "Intellectual Property"). Neither the business of Solair as presently conducted, nor the unrestricted use and exploitation of the Intellectual Property by Solair, infringes or misappropriates any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property by Solair (except software license fees payable in the ordinary course of business consistent with past practice). None of the Intellectual Property owned by Solair has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of Solair or the Shareholder, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

       4.24. CONTRACTS. Schedule 4.24 sets forth a list of each Contract to which Solair is a party or by which it or its properties and assets are bound that provide for aggregate payments of more than One Hundred Fifty Thousand Dollars ($150,000) or have a duration of more than six months) (the "Designated Contracts"). In the case of those Designated Contracts which are denoted with footnote 1 on Schedule 4.24, Solair has provided Kellstrom with copies which have not been fully executed by all of the parties thereto; provided, however, that Solair and the Shareholder represent and warrant to Kellstrom that each such copy conforms to the copy that has been fully executed by the parties thereto. In the case of those Designated Contracts which are denoted with footnote 2 on Schedule 4.24, Solair shall provide Kellstrom with copies of such Designated Contracts (or if not available, a summary of the terms thereof) within thirty (30) days following the date hereof, and Solair and the Shareholder represent and warrant that no such Designated Contract is likely to have a material adverse effect on Solair and no consent is required thereunder in connection with the transactions contemplated by this Agreement. In the case of those Designated Contracts which are denoted with footnote 3 on Schedule 4.24, each such Designated Contract has expired in accordance with its terms, but the parties thereto nevertheless continue to operate under the terms of such Designated Contract as if such agreement remained in effect. True and correct copies of each written Designated Contract (other than those denoted with footnote 2 on Schedule 4.24) have been provided to Kellstrom and true and correct summaries of each oral Designated Contract are set forth on Schedule
4.24. The copy of each written Designated Contract and the summary of each oral Designated Contract furnished to Kellstrom is a true and complete copy or summary, as the case may be, of the document it purports to represent and reflects all amendments thereto. Schedule 4.6 identifies Designated Contracts that require the consents of third parties to the transactions contemplated hereby. Except as set forth in Schedule 4.24, Solair has complied with all of the covenants to be performed by it under, and is not in violation of, the Designated Contracts, and to the knowledge of Solair and the Shareholder, each of the other parties to the Designated Contracts has complied with all of the covenants to be performed by it under, and is not in violation of, any Designated Contracts. Except as set forth in Schedule 4.24, no party to any Designated Contract has made a claim for breach of, or indemnification under, or has delivered a notice of termination or default under, any Designated Contract. Except as set forth in Schedule 4.24, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by Solair under any Designated Contract, and, to the knowledge of Solair and the Shareholder, no such event has occurred which constitutes or would constitute a default by any other party. Except as and to the extent expressly set forth in any Designated Contract, Solair is not subject to any liability or payment resulting from renegotiation of amounts paid to it or required to be paid to it under any Designated Contract. As used in this Section, Contracts shall include, without limitation, formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to the same; (b) contracts obligating Solair to provide products or services, excluding standard maintenance contracts entered into in the ordinary course of business without material modification from the preprinted forms used by Solair in the ordinary course of business; (c) leases of real property, (d) leases of personal property (including, without limitation, leases of Inventory or assets of the type included in Inventory); (e) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to the same; (f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, any other agreements relating to Solair or any employee, officer or director of Solair, and all employee handbooks, policy statements and similar plans; (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (h) any Contract relating to pending capital expenditures by Solair; (i) contracts obligating Solair to purchase any products or services, including without limitation, vehicles, parts, accessories, supplies, equipment, oil, advertising, media and media related services of any kind; and (j) all other Contracts or understandings which are material to Solair or its business, assets or properties, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

       4.25. ACCURACY OF INFORMATION FURNISHED BY SOLAIR OR THE SHAREHOLDER. No written representation, warranty or statement made by Solair or the Shareholder in this Agreement or the Tax Agreement (including the various Exhibits and Schedules attached hereto and thereto) or any certificate delivered pursuant hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Solair and the Shareholder have provided Kellstrom with true, accurate and complete copies of all documents requested by Kellstrom which are listed or described in the various Schedules attached hereto.

       4.26. BANK ACCOUNTS. Schedule 4.26 sets forth all accounts of Solair with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account.

       4.27. NO COMMISSIONS. Neither Solair nor the Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

       4.28. INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. The Shareholder is or will be acquiring the Warrant and the Kellstrom Common Stock issuable upon exercise thereof for its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Warrant and the Kellstrom Common Stock, except in compliance with applicable state and federal securities laws. The Shareholder has had the opportunity to discuss the transactions contemplated hereby with Kellstrom and has had the opportunity to obtain such information pertaining to Kellstrom as has been requested, including but not limited to filings made by Kellstrom with the SEC under the Exchange Act, including the most recent filing by Kellstrom on Form 10-K, and any filings on Schedule 14A and Forms 10-Q or 8-K since the end of Kellstrom's last fiscal year end, which filings are also available on the Internet at www.sec.gov. The Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in the Warrant and the Kellstrom Common Stock.

                                   ARTICLE 5.

                   CONDUCT OF BUSINESS PENDING THE ACQUISITION

       5.1. CONDUCT OF BUSINESS BY SOLAIR PENDING THE ACQUISITION. Solair covenants and agrees that, between the date of this Agreement and the Closing Date, the business of Solair shall be conducted only in, and Solair shall not take any action except in, the ordinary course of business, consistent with past practice. Solair shall use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, Solair shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of
Kellstrom:

              5.1.1. amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

              5.1.2. issue, sell, pledge, dispose of, encumber or lease, or authorize the issuance, sale, pledge, disposition or lease of, or grant of an encumbrance on, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it, or
(ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice and in transactions not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate.

              5.1.3. declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

              5.1.4. reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

              5.1.5. except as expressly permitted pursuant to Section 6.21 hereof with respect to the sale of all of the Designated Costed Inventory, or as expressly permitted pursuant to Section 6.23 hereof with respect to the Permitted Sempati Transaction, or as set forth on Schedule 5.1, (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice and in transactions not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, other than loans to employees not exceeding Three Thousand Dollars ($3,000) individually or Fifteen Thousand Dollars ($15,000) in the aggregate,
(iii) to the extent not prohibited by any other provision of this Section 5.1, enter into any Contract other than in the ordinary course of business, consistent with past practice and providing for payments not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate over the term of such Contract (except for Contracts relating to the purchase of inventory, which Contracts are subject to the limitations set forth in subsection (iv) below),
(iv) make capital expenditures exceeding One Hundred Thousand Dollars ($100,000), or purchases of inventories exceeding Five Hundred Thousand Dollars ($500,000), in each case, in the aggregate, (v) enter into any transaction with an Affiliate or Familial Affiliate of Solair other than a transaction (a) in the ordinary course of business consistent with past practice, (b) on terms no less favorable to Solair than the terms on which Solair would undertake a similar transaction with an unaffiliated third party, (c) providing for payments of less than Twenty Five Thousand Dollars ($25,000), and (d) providing for payments which, when aggregated with the payments payable on account of all other transactions with Affiliates or Familial Affiliates of Solair, in an aggregate amount less than Two Hundred Thousand Dollars ($200,000) or (vi) write-up the value of any Inventory on its books and records.

              5.1.6. except as set forth on Schedule 5.1, increase the compensation payable or to become payable to its officers or, other than in the ordinary course of business consistent with past practice, its other employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

              5.1.7. take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

              5.1.8. pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

              5.1.9. increase or decrease prices charged to its customers, except for previously announced price changes or price changes made in the ordinary course of business, consistent with past practice, or take any other action which might reasonably be expected to result in any material increase in the loss of customers through non-renewal or termination of contracts or other causes; or

              5.1.10. agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article IV untrue or incorrect.

                                   ARTICLE 6.

                              ADDITIONAL AGREEMENTS

       6.1. FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

       6.2. COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement, and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

       6.3. HSR ACT AND OTHER ACTIONS. Each of the parties hereto shall (i) make promptly (and in no event later than five (5) business days following the execution of this Agreement) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and shall seek early termination of the applicable waiting period under the HSR Act, (ii) take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and Contracts to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with Solair as are necessary for the consummation of the transactions contemplated hereby, (iii) make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it to consummate and make effective the transactions contemplated hereby, and (iv) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and take all actions necessary or advisable to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

       6.4. MUTUAL COOPERATION. Subject to the Confidentiality Agreement, from the date hereof to the Closing Date, Solair shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford Kellstrom and Kellstrom's officers, employees, auditors, counsel and agents reasonable access on reasonable notice during normal business hours to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be reasonably requested. Neither the due diligence investigation made by Kellstrom in connection with the Acquisition nor the information provided to or obtained by Kellstrom shall affect any representation or warranty contained in this Agreement.

       6.5. NOTIFICATION OF CERTAIN MATTERS. Solair and the Shareholder shall give prompt notice to Kellstrom of the occurrence or non-occurrence of any event of which either Solair or the Shareholder has knowledge which would likely cause any representation or warranty contained herein made by either of them to be untrue or inaccurate, or any covenant, condition, or agreement contained herein applicable to it not to be complied with or satisfied. Kellstrom shall give prompt notice to Solair and the Shareholder of the occurrence or non-occurrence of any event of which Kellstrom has knowledge which would likely cause any representation or warranty contained herein made by Kellstrom to be untrue or inaccurate, or any covenant, condition, or agreement contained herein applicable to it not to be complied with or satisfied.

       6.6. RESTRICTIVE COVENANTS. In order to assure that Kellstrom will realize the benefits of the Acquisition, the Shareholder agrees with Kellstrom as follows:

              6.6.1. During the period commencing on the Closing Date and ending 42 months thereafter, (the "Restriction Period"), neither the Shareholder nor any Person in which the Shareholder has a Controlling Interest (collectively, the "Restricted Parties") shall, directly or indirectly, employ or solicit for employment any person who was, at any time within the immediately preceding six
(6) months, employed by Solair. The parties agree that nothing herein is intended to prohibit the Shareholder from advertising generally for any job position (provided that the Shareholder does not hire any person responding thereto that was employed by Solair at any time within the immediately preceding six (6) month period).

              6.6.2. During the Restriction Period, no Restricted Party shall, directly or indirectly, engage in the business of purchasing, selling and supporting aircraft parts, as conducted by Solair on the Closing Date (the "Competitive Business"), provided that the foregoing restriction shall not apply to any of the following:

                     6.6.2.1. Any Restricted Party that was engaged in the Competitive Business prior to the date of this Agreement (a list of such Restricted Parties is set forth in Schedule 6.6 hereof) may continue to engage in the Competitive Business, and may reasonably develop and expand such Competitive Business.

                     6.6.2.2. Any Restricted Party may acquire and hold, in the aggregate, up to 10% of the issued and outstanding capital stock or other equity interest in any Person that engages in the Competitive Business.

                     6.6.2.3. Any Restricted Party may acquire any Person or business that engages in the Competitive Business, provided that (1) such Competitive Business does not constitute the principal business of the acquired Person or business (based on the sales of the acquired Person or business during the preceding four (4) full calendar quarters), and (2) if the Competitive Business constitutes more than fifteen percent (15%) of the revenues of the acquired Person or business, the Restricted Party uses reasonable efforts to divest that portion of the acquired Person or business that engages in the Competitive Business within twelve (12) months after the acquisition thereof.

              6.6.3. At any time following the Closing Date no Restricted Party shall, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in its possession any of the proprietary rights or records of Solair or any subsidiary of Solair, including, but not limited to, any of their respective customer lists.

       The Shareholder agrees and acknowledges that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect Kellstrom and its Affiliates after the Closing Date. If any provision of this Section 6.6 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section 6.6 will cause irreparable damage to Kellstrom and its Affiliates and upon breach of any provision of this Section 6.6, Kellstrom and its Affiliates shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which Kellstrom and its Affiliates may have (including, without limitation, the right to seek monetary damages). Kellstrom and the Shareholder hereby agree that Kellstrom may assign, without limitation, the foregoing restrictive covenants to any successor to or Affiliates of Kellstrom.

       6.7. CONFIDENTIALITY; PUBLICITY. The parties hereby ratify and affirm their obligations under the Confidentiality Agreement. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Kellstrom and the Shareholder may each make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange upon which its securities may be listed or traded; provided, however, that each of them shall make commercially reasonable efforts to coordinate with the other in making such public disclosure.

       6.8. NO OTHER DISCUSSIONS. From the date hereof until the earlier of the Closing Date or the date that this Agreement shall terminate in accordance with its terms, none of Solair, the Shareholder or any of their respective employees, agents and representatives shall (a) solicit, encourage, consider or accept any offer from any Person to acquire all or any portion of the assets of or any interest in Solair, (b) participate in any negotiations or discussions with any other Person concerning the sale of all or any portion of the assets of or any interest in Solair, (c) provide any non-public information about Solair (other than to Kellstrom and its agents and consultants as provided herein), (d) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing, or (e) otherwise cooperate in any way with, or assist, facilitate or encourage any effort by any other person seeking to acquire all or any portion of the assets of or any interest in Solair. Solair and the Shareholder shall immediately notify Kellstrom in writing of any such inquiry or proposal which any of Solair, the Shareholder or any of their respective employees, agents or representatives may receive with respect to the foregoing transactions, and unless any such person shall be bound by a duty of confidentiality with respect to such offer or inquiry, setting forth the terms and identity of the inquiror or offeror.

       6.9. TRADING IN COMMON STOCK OF KELLSTROM OR THE SHAREHOLDER. Except as otherwise expressly consented to by Kellstrom in writing, from the date of this Agreement until the Closing Date, neither Solair nor the Shareholder will directly or indirectly purchase or sell (including short sales) any shares of common stock of Kellstrom or securities derivative therefrom in any transactions effected on the Nasdaq Stock Market or otherwise. Except as otherwise expressly consented to by the Shareholder in writing, from the date of this Agreement until the Closing Date, Kellstrom will not directly or indirectly purchase or sell (including short sales) any shares of common stock of the Shareholder or securities derivative therefrom in any transactions effected on the New York Stock Exchange or otherwise.

       6.10. SHAREHOLDER VOTE. The Shareholder, in executing this Agreement, consents as the sole shareholder of Solair to the Acquisition and the transactions contemplated hereby, and waives notice of any meeting in connection therewith, and hereby releases and waives all rights with respect to the Acquisition and the transactions contemplated hereby under the Articles of Incorporation and/or Bylaws of Solair, applicable state law, and any agreements relating to the sale, purchase or voting of any capital stock of the Solair. At Closing, the Shareholder and Solair agree that any and all agreements relating to the sale, purchase or voting of capital stock of Solair, shall be, and hereby are, terminated.

       6.11. DELIVERY OF SHARES. At the Closing, the Shareholder shall deliver to Kellstrom certificates evidencing all the Shares duly endorsed for transfer to Kellstrom.

       6.12. RESIGNATIONS. At Closing, the Shareholder shall deliver to Kellstrom the resignations of all of the directors of Solair and Banner Aerospace (U.K.) Limited, and those officers of Solair and Banner Aerospace (U.K.) Limited set forth on Schedule 6.12 from such positions, effective on the Closing Date.

       6.13.  ESCROW AGREEMENT AND TAX AGREEMENT. Prior to or at the Closing,
(a) Kellstrom, the Shareholder and the Escrow Agent shall enter into the Escrow Agreement, and (b) the Shareholder and Kellstrom shall enter into the Tax Agreement.

       6.14. RECEIVABLES. Solair shall, following the Closing Date, use commercially reasonable efforts, consistent with past practice, to collect any Receivables which arose on or prior to the Closing Date. Any payments received by Solair from a customer following the Closing Date shall be applied to the unpaid invoices issued to such customer in the order in which such invoices were issued, provided, however, that, if Solair shall have received written notice from a customer disputing all or any portion of an unpaid invoice (a copy of which notice shall be provided to the Shareholder), then any payment thereafter received from such customer shall not be applied to the disputed portion of such invoice, but shall be applied to the balance of such invoice, and then to the next invoice issued to such customer (in each case, until the dispute with such customer shall be resolved). At any time upon the written request of the Shareholder, and upon payment therefor as provided below, Solair shall sell to the Shareholder any Receivables which arose on or prior to the Closing Date and which remain unpaid, whether in cash or by setoff against another obligation owed by Solair to the obligor of such Receivable, or otherwise unsatisfied, as of the three (3) month anniversary of the Closing Date. At any time upon the written request of Kellstrom, the Shareholder shall purchase from Solair all Receivables which arose on or prior to the Closing Date and which remain unpaid, whether in cash or by setoff against another obligation owed by Solair to the obligor of such Receivable, or otherwise unsatisfied, as of the one (1) year anniversary of the Closing Date. The purchase price of any Receivables purchased by the Shareholder hereunder shall be equal to the face amount thereof, and upon any such purchase, the Shareholder may retain the proceeds of such Receivables as and when collected (and to the extent thereafter collected by or paid to Kellstrom, Kellstrom shall promptly remit the same to the Shareholder). If

Kellstrom elects to have Solair sell Receivables to the Shareholder, Kellstrom shall deliver to the Shareholder, no later than thirty (30) days following the one (1) year anniversary of the Closing Date, a certificate signed by its Chief Financial Officer setting forth the aggregate of such Receivables which remain unpaid or unsatisfied as of such date, together with all related and supporting documentation, and the Shareholder shall purchase such Receivables from Solair within thirty (30) days following receipt thereof. If the Shareholder shall fail to pay such amount within such thirty (30) day period, the Kellstrom shall have the right (but not the obligation), in addition to any other remedies which it may have, to deem such amount to be Kellstrom Indemnifiable Damages in accordance with Article IX (provided that the Kellstrom Indemnification Threshold shall not be applicable to such amount and such amount shall not count against the Kellstrom Indemnification Cap). The Shareholder shall, on or prior to the one (1) year anniversary of the Closing Date, use only commercially reasonable methods, consistent with the past practice of Solair, to collect any Receivables purchased by it under this Section. Kellstrom shall, for the one (1) year period following the Closing Date, provide the Shareholder with a report, and any other supporting documentation reasonably requested by the Shareholder, on a monthly basis, setting forth the then current status of the Receivables which arose on or prior the Closing Date.

       6.15. ASSUMPTION OF LITIGATION. The Shareholder shall assume the defense of and any and all liabilities arising out of or related to any action, suit or other legal or administrative proceeding pending against Solair or any of it properties or assets and of which Solair or the Shareholder have knowledge as of the Closing Date (including without limitation, any matters disclosed in Schedule 6.15) (collectively, the "Assumed Litigation"). For purposes of this Section, Solair and the Shareholder shall be deemed to have knowledge of any action, suit or proceeding, service of process of which shall have been made upon Solair or the Shareholder (or their respective registered agents) prior to the Closing. Notwithstanding the foregoing (i) the Shareholder shall have no right to consent to the entry of a judgment or enter into any settlement or compromise in connection with any Assumed Litigation to the extent the consent, settlement or compromise provides for any injunctive or other equitable relief against Solair, or otherwise provides for any continuing obligations of any nature against Solair or loss of rights of Solair (other than the rights of Solair to any benefits that may accrue or arise from Assumed Litigation), unless Kellstrom consents thereto in writing, and (ii) Kellstrom shall have the right to select separate counsel to participate in the defense of any Assumed Litigation on its behalf, at its sole cost and expense. Solair shall cooperate with the Shareholder in connection with the defense of the Assumed Litigation as may reasonably be requested by the Shareholder (and the Shareholder shall reimburse Kellstrom, Solair and their respective officers, directors and employees for any out-of-pocket costs and expenses incurred by them in providing such cooperation), provided that such cooperation shall not disrupt the conduct of Kellstrom's or Solair's day-to-day business and operations. The Shareholder shall be entitled to any benefits that may accrue or arise from the Assumed Litigation. Solair shall, if requested by the Shareholder, sign a limited release agreement confirming its release, subject to the terms and conditions of this Agreement, of any rights in or to the claims made in the Assumed Litigation.

       6.16. ASSUMPTION OF GUARANTEES. Kellstrom shall either (i) at Closing assume the guarantees previously made by the Shareholder on behalf of Solair and identified on Schedule 6.16 to the extent that any guaranteed parties thereunder consent to the substitution of Kellstrom thereunder or (ii) indemnify and hold harmless the Shareholder on account of any guarantees previously made by the Shareholder on behalf of Solair and identified on Schedule 6.16 with respect to obligations of Solair arising after the Closing, to the extent that any guaranteed parties thereunder do not consent to the substitution of Kellstrom thereunder. If Kellstrom shall fail to pay any amount due under subsection (ii) of the foregoing sentence and the Shareholder shall pay such amount, then the Shareholder shall have the right (but not the obligation), in addition to any other remedies which it may have, to deem such amount to be Shareholder Indemnifiable Damages in accordance with Article IX (provided that the Shareholder Indemnification Threshold shall not be applicable to such amount and such amount shall not count against the Shareholder Indemnification Cap).

       6.17. CONTRIBUTION OF ASSETS OF BANNER SINGAPORE. Prior to the Closing, the Shareholder shall contribute to Solair (or, at Kellstrom's option, to a special purpose subsidiary of Solair) all of the assets and liabilities relating to the business of Solair (a true and accurate list of which is set forth on Schedule 6.17) of Banner Aerospace-Singapore, Inc., free and clear of any Liens or other restrictions.

       6.18. CHANGE OF NAME. Promptly after the Closing Date, Kellstrom shall take all actions necessary to change the name of Banner Aerospace (U.K.) Limited to remove any reference to the Shareholder and the "Banner" name.

       6.19. EMPLOYMENT CONTRACTS. Kellstrom acknowledges and agrees that, from and after the Closing Date, Solair and Kellstrom shall be solely liable for all obligations arising after the Closing Date, and shall be responsible for the payment of any severance payments that may be required to be paid, in each case, under the express terms of the Employment Contracts set forth in Schedule 6.19 (the "Designated Employment Contracts") hereof or the recision or modification of offers to enter into any of the Employment Contracts which recision or modification is undertaken (a) prior to the Closing Date by Solair with the express prior written consent of Kellstrom, or (b) following the Closing Date.

       6.20.  TAXES.

              6.20.1. Shareholder will prepare and file, or cause to be prepared and filed, Income Tax Returns of Solair with respect to any Pre-Closing Period. In order to assist the Shareholder in the preparation of all Income Tax Returns that the Shareholder is required to prepare, Kellstrom will prepare (or cause Solair to prepare in accordance with prior practices) and deliver to the Shareholder, as soon as reasonably practical after their receipt of a request therefore from the Shareholder, all data (including but not limited to the annual tax reporting package) regarding Solair, reasonably requested by the Shareholder, that is necessary to prepare any Income Tax Returns and properly report the operations of Solair thereon.

              6.20.2. Solair will prepare and file, or cause to be prepared and filed, all Tax Returns (other than Income Tax Returns) due on or before the Closing Date and all Tax Returns due after the Closing Date for Straddle Periods.

              6.20.3. Kellstrom will prepare and file, or cause to be prepared and filed, all Tax Returns of Solair with respect to any Post-Closing Period.

              6.20.4. In accordance with Treas. Reg. Section 1.1502-76(b), the income of Solair through the Closing Date shall be included on a federal consolidated Income Tax Return including Shareholder. Without the consent of Kellstrom, a ratable allocation election described in Treas. Reg. Section 1.1502-76(b)(2)(ii)(B) may not be made with respect to such Return. No party shall make an election with respect to Taxes on any Tax Return to be prepared and filed by a party in accordance with this Section 6.20, without the consent of the other party, if the making of such election would, or could, have an adverse effect on the other party.

              6.20.5. On the Closing Date, all Tax sharing agreements and arrangements including (i) Solair on the one hand and (ii) the Shareholder, or any of the Shareholder's subsidiaries (other than Solair), on the other hand, including, without limitation (x) that certain Twelfth Amended and Restated Tax Allocation Agreement dated June 10, 1998 among The Fairchild Corporation, the Shareholder, Solair and other subsidiaries of The Fairchild Corporation, (y) that certain Tax Allocation Agreement dated January 22, 1992, to which Solair is a party, and (z) that certain Tax Indemnity Agreement dated July 11, 1990 to which Solair is a party shall each be terminated or amended to remove Solair as a party thereto and unconditionally and irrevocably release Solair from any obligation whatsoever thereunder and shall have no further effect on Solair for any taxable year or period (whether a past, present or future year or period), and no additional payments shall be made thereunder by Solair on or after the Closing Date in respect of a redetermination of Tax liabilities or otherwise.

              6.20.6. Shareholder and Kellstrom shall (i) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, any audit or other examination by any Governmental Authority or any judicial or administrative proceeding with respect to Taxes, (ii) each retain and provide to the other any records or other information which may be relevant to such return, audit examination or proceeding, and (iii) each provide to the other any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Kellstrom and the Shareholder shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax Returns, supporting work papers, and other books and records or information of Solair which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

              6.20.7. The Shareholder will pay, or cause to be paid, all Taxes of Solair for Pre-Closing Periods, including all Income Taxes. Kellstrom will pay, or will cause to be paid, all Taxes of Solair for Post-Closing Periods, including Income Taxes. The Shareholder will pay, or cause to be paid, all Taxes of Solair for any Straddle Period attributable to periods on or before the Closing Date and which are not reflected as liabilities on the Adjusted Closing Date Balance Sheet as of the Closing Date in calculating the Purchase Price. Kellstrom will pay, or cause to be paid, all Taxes of Solair for any Straddle Period attributable to periods after the Closing Date.

              6.20.8. The Shareholder and Kellstrom will pay, on an equal basis, for all sales, use, transfer, stamps, conveyance, value added or similar transfer Tax imposed on the Shareholder by any Governmental Authority with respect to the transfer of the Shares. If either party pays one hundred percent (100%) of such a transfer Tax, the other party shall reimburse the first party fifty percent (50%) of such Tax.

              6.20.9. Shareholder and Kellstrom acknowledge that no election under Code Section 338(h)(10) shall be made with respect to Solair.

              6.20.10. No later than 10 days prior to the due date for filing, Kellstrom shall provide to Shareholder copies of Tax Returns to be filed by Solair for a Straddle Period and shall provide Shareholder the opportunity to comment on such Tax Returns.

              6.20.11. Kellstrom shall cause Banner Aerospace (U.K.) Limited not to make any distribution of property during the period beginning on the Closing Date and ending March 31, 1999 that would result in a diminution of the earnings and profits of such entity for Federal income tax purposes.

              6.20.12. Kellstrom shall pay all Tax resulting from any election filed under Code Section 338 regarding Solair.

              6.20.13. Solair or Shareholder shall between the date hereof and the Closing Date pay all Federal, State, local and foreign Taxes of Solair when and as the same are due and payable.

              6.20.14. Solair will not have in effect as of the Closing Date any waiver or extension of any statute of limitations with respect to Taxes.

              6.20.15. Solair and the Shareholder shall, prior to the Closing, deliver to Kellstrom true and complete copies of the consolidated Tax Return of the Shareholder with respect to the period ending March 31, 1998 (the "Shareholder Return").

              6.20.16. References to Tax and Tax Return in Section 4.19 and this
Section 6.20 include a Tax or Tax Return of Banner Aerospace (U.K.) Limited or any other subsidiary of Solair.

       6.21.  INVENTORY.

              6.21.1. Notwithstanding anything to the contrary set forth herein, Solair shall, in the ordinary course of business prior to the Closing Date, offer for sale and may, at any time prior to the Closing Date, sell all of the Designated Inventory, provided, however, that (i) the aggregate amount received by Solair on account of the sale of the Designated Inventory shall not be less than Ten Million Dollars ($10,000,000) minus any amount actually received by Solair on account of the sale of Designated Inventory in the ordinary course of business following the date hereof and on or prior to the Closing Date, and (ii) Solair shall on the Closing Date have possession of any and all consideration received by it from or on behalf of the Buyer of the Designated Inventory. Kellstrom agrees to advise the Shareholder of the terms of any sales of the Designated Inventory that occur within sixty (60) days of the Closing Date.

              6.21.2. Notwithstanding any representation or warranty made in
Section 4.15 with respect to Designated Costed Inventory (or any breach thereof), in the event that the Actual Designated Costed Inventory Value as of the Closing Date is less than the Book Designated Costed Inventory Value as of the Closing Date, then sixty percent (60%) of the amount by which such shortfall exceeds Ten Million Dollars ($10,000,000) shall be deemed Kellstrom Indemnifiable Damages for purposes of Section 9.1 of this Agreement. Notwithstanding the foregoing, in the event that Solair shall sell Designated Costed Inventory in violation of Article V of this Agreement, the full amount of any shortfall arising from such violation of Article V shall be deemed Kellstrom Indemnifiable Damages.

              6.21.3. Notwithstanding any representation or warranty made in
Section 4.15 with respect to Non-Designated Costed Inventory (or any breach thereof), in the event that the Actual Non-Designated Costed Inventory Value as of the Closing Date is less than the Book Non-Designated Costed Inventory Value as of the Closing Date, then sixty percent (60%) of the amount by which such shortfall exceeds One Million Nine Hundred Thirty Two Thousand Dollars ($1,932,000) shall be deemed Kellstrom Indemnifiable Damages for purposes of
Section 9.1 of this Agreement. Notwithstanding the foregoing, in the event that Solair shall sell Non-Designated Costed Inventory in violation of Article V of this Agreement, the full amount of any shortfall arising from such violation of
Article V shall be deemed Kellstrom Indemnifiable Damages.

              6.21.4. Solair shall, prior to the Closing Date, write-down the amount at which the Designated Inventory is carried on the books and records of Solair by Twenty One Million Five Hundred Thousand Dollars ($21,500,000).

       6.22. RELEASE FROM CREDIT AGREEMENT. Prior to or at the Closing, Solair and the Shareholder shall deliver a release (the "Release") in the form attached hereto as Exhibit E executed by or on behalf of each of the lenders under that certain Second Amended and Restated Credit Agreement dated December 12, 1996, as amended, to which Banner, Solair and other Affiliates of Banner are a party (the "Credit Agreement"), fully and unconditionally releasing Solair and Banner Aerospace (U.K.) Limited from any and all obligations, and waiving any claims such lenders may have against such parties, arising under or in connection with the Credit Agreement or any document related thereto.

       6.23. SUBSTITUTION OF ESCROWED AMOUNT. Kellstrom shall, upon the delivery to Kellstrom of the Fairchild Guaranty, duly executed by The Fairchild Corporation, at any time prior to the eighteen (18) month anniversary of the Closing Date, instruct the Escrow Agent to deliver to the Shareholder that portion of the Escrowed Amount equal to Four Million Five Hundred Thousand Dollars ($4,500,000) plus any interest which has accrued on the Escrowed Amount minus any portion of the Escrowed Amount previously paid to any party hereto under the terms of this Agreement and the Escrow Agreement.

       6.24. THE SEMPATI TRANSACTION. Notwithstanding anything to the contrary set forth herein, Solair may at any time prior to the Closing Date consummate the Permitted Sempati Transaction.

       6.25. SALE OF SEMPATI INVENTORY. Upon consummation of the Permitted Sempati Transaction, Solair and the Shareholder shall agree on a procedure for the sale of any Sempati Inventory during the period commencing on such date and expiring on the thirty (30) month anniversary of such date (the "Sale Period"). The proceeds, if any, which are received by Solair on account of sales of the Sempati Inventory during the Sale Period shall be split between Solair and the Shareholder as follows: (1) in the case of the first One Million Dollars ($1,000,000) paid to and received by Solair on account of sales of any of the Sempati Inventory, Solair shall (a) grant the Shareholder a credit on account of any such proceeds received on or prior to the one (1) year anniversary of the Closing Date against any amounts required to be paid by the Shareholder to Kellstrom under Section 6.14 of this Agreement, and (b) pay to the Shareholder any such proceeds received following the one (1) year anniversary of the Closing Date, and (2) in the case of any proceeds paid to and received by Solair in excess of the first One Million Dollars ($1,000,000) on account of sales of any of the Sempati Inventory, Solair shall pay to the Shareholder fifty (50%) of such proceeds. The Shareholder shall have the right, exercisable upon written notice to Kellstrom within sixty (60) days after the end of the Sale Period, to purchase any Sempati Inventory that remains unsold at the end of the Sale Period, for a purchase price of One Dollar ($1.00). If the Shareholder exercises such right, it shall arrange for such inventory and any related records which may be available to be removed from Solair's premises within sixty (60) days after the end of the Sale Period, at the Shareholder's sole cost and expense.

       6.26. PAYMENT OF LEASE TERMINATION FEE. The Shareholder shall at Closing pay to Kellstrom the sum of One Hundred Eighty Thousand Dollars ($180,000) (the "Lease Termination Fee").

       6.27. REMOVAL OF STORAGE DRUM. Solair shall, prior to Closing, cause that certain 55 - gallon drum located at Solair's Ft. Lauderdale premises and referenced in that certain letter dated November 20, 1998 from Environmental Consulting & Technology, Inc. (a copy of which was provided to the Shareholder) to be properly removed and disposed of in accordance with applicable Environmental Laws, provided, however, that the failure of Solair to comply with this Section may give rise to Kellstrom Indemnifiable Damages but shall not be a basis for Kellstrom not to consummate the transactions contemplated under this Agreement.

                                   ARTICLE 7.

                   CONDITIONS TO THE OBLIGATIONS OF KELLSTROM

       The obligations of Kellstrom to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Kellstrom:

       7.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Solair and the Shareholder contained in this Agreement shall be true and correct at and as of the Closing Date in all material respects with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed on any schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date; provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects. Solair and the Shareholder shall have performed and complied in all material respects with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Solair and the Shareholder shall have delivered to Kellstrom a certificate, dated as of the Closing Date, duly signed by an executive officer of each, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been complied with and performed in all material respects.

       7.2. NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change to Solair, and (ii) none of the properties or assets of Solair shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage), which damages may have a Material Adverse Effect thereon, and there shall have been delivered to Kellstrom a certificate to that effect, dated the Closing Date and duly signed by an executive officer of Solair and the Shareholder.

       7.3. CORPORATE CERTIFICATE. The Shareholder shall have delivered to Kellstrom (i) copies of the Articles of Incorporation and Bylaws of each of Solair and the Shareholder as in effect immediately prior to the Closing Date,
(ii) copies of resolutions adopted by the Board of Directors of each of Solair and the Shareholder authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing for each of Solair and the Shareholder issued by the Secretary of State of the state of its incorporation as of a date not more than ten (10) business days prior to the Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of Solair and the Shareholder, as applicable, as being true, correct and complete.

       7.4. CONSENTS. Solair and the Shareholder shall each have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any rights or obligations of Solair or the Shareholder from any Person from whom such consent or waiver is required, under any Designated Contract listed on Schedule 7.4 (the "Enumerated Designated Contracts") or under the HSR Act which shall not have been revoked or modified, as of the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Enumerated Designated Contracts, either by the terms thereof or as a matter of law.

       7.5. NO ADVERSE LITIGATION. (i) No party hereto shall be subject to any order or injunction by an Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted by any Governmental Authority or any other Person to restrain or prohibit, or to obtain damages from Solair or Kellstrom in respect of, the consummation of the transactions contemplated hereby, which action or proceeding shall remain pending as of the Closing Date unless resolved to the reasonable satisfaction of Kellstrom (in its sole discretion), (iii) none of the parties hereto shall have received written notice from any Governmental Authority of (x) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (y) the actual commencement of such investigation and (iv) no law shall have been promulgated or enacted by any Governmental Authority, which would prevent or make illegal the consummation of the transactions contemplated hereby.

       7.6. HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

       7.7. UCC FILINGS. A search of the UCC records and searches of the FAA Registry, in each case as of a date prior to the Closing Date, with respect to Solair and its property and assets shall not have disclosed any active filings other than filings with respect to the Liens identified on Schedule 4.15 hereto. Kellstrom shall order searches of UCC records and of the FAA Registry no later than two (2) business days following the date on which this Agreement is signed by all parties and deliver copies of the results of such searches to the Shareholder.

       7.8. RESIGNATIONS. Solair and the Shareholder shall have delivered the resignations referred to in Section 6.12 hereof.

       7.9. DELIVERY OF SHARES AND RECORDS AND LEASE TERMINATION FEE. At the Closing, the Shareholder shall have delivered to Kellstrom (i) the original certificates evidencing the Shares, endorsed in blank and (ii) the original corporate minute books and stock transfer ledgers of Solair and (iii) the Lease Termination Fee.

       7.10. DELIVERY OF ESCROW AGREEMENT AND TAX AGREEMENT. The Shareholder and the Escrow Agent shall have executed and delivered to Kellstrom the Escrow Agreement and the Shareholder shall have executed and delivered to Kellstrom the Tax Agreement.

       7.11. MINORITY INTEREST IN BANNER AEROSPACE (U.K.) LIMITED. Warren Persavich shall have conveyed to Kellstrom or its designee, free and clear of any Liens, and for the sum of One Dollar ($1.00), the shares of Banner Aerospace (U.K.) Limited which represent the interest held by him in such company, endorsed in blank.

       7.12. CONTRIBUTION OF ASSETS OF BANNER SINGAPORE. The Shareholder shall have contributed the assets and liabilities relating to the business of Solair of Banner Aerospace - Singapore, Inc. to Solair (or if Kellstrom shall elect, to a special purpose subsidiary of Solair).

       7.13. RELEASE. Solair and the Shareholder shall have delivered to Kellstrom the Release, executed by or on behalf of all of the lenders under the Credit Agreement.

       7.14. TAX RETURN. Solair and the Shareholder shall have delivered to Kellstrom the Shareholder Return.

       7.15. EVIDENCE OF TERMINATION OR AMENDMENT OF TAX SHARING AGREEMENTS. Solair and the Shareholder shall have provided Kellstrom with evidence of termination or amendment of the various agreements required to be terminated or amended pursuant to and in accordance with Section 6.20(e) hereof as set forth therein.

                                   ARTICLE 8.

                        CONDITIONS TO THE OBLIGATIONS OF
                                 THE SHAREHOLDER

       The obligation of the Shareholder to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Shareholder:

       8.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Kellstrom contained in this Agreement shall be true and correct at and as of the Closing Date in all material respects with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date; provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects. Kellstrom shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Kellstrom shall have delivered to the Shareholder a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been complied with and performed in all material respects.

       8.2. PURCHASE PRICE. Kellstrom shall have made the Closing Date Payment in respect of the Purchase Price, and shall have delivered to the Shareholder the Warrant.

       8.3. NO ORDER OR INJUNCTION. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of Closing.

       8.4. HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

       8.5. DELIVERY OF ESCROW AGREEMENT AND TAX AGREEMENT. Kellstrom and the Escrow Agent shall have executed and delivered to the Shareholder the Escrow Agreement and Kellstrom shall have delivered the Escrowed Amount in accordance therewith and Kellstrom shall have executed and delivered to the Shareholder the Tax Agreement.

                                   ARTICLE 9.

                                 INDEMNIFICATION

       9.1. AGREEMENT BY THE SHAREHOLDER TO INDEMNIFY. The Shareholder agrees to indemnify and hold Kellstrom and its officers, directors, employees, attorneys and Affiliates (each a "Kellstrom Indemnified Party" and collectively the "Kellstrom Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable counsel and paralegal fees and expenses) incurred or suffered by any of the Kellstrom Indemnified Parties arising out of or resulting from (i) any breach of a representation or warranty made by Solair or the Shareholder in this Agreement or the Tax Agreement, (ii) any breach of a covenant or agreement made by Solair or the Shareholder in or pursuant to this Agreement or the Tax Agreement, (iii) any inaccuracy in any written statement made by Solair or the Shareholder in any certificate delivered by Solair or the Shareholder pursuant to this Agreement, (iv) any Tax liability of Solair or the Shareholder arising from or relating to any Pre-Closing Tax Period or that portion of the Straddle Period ending on the Closing Date, (v) any claims of any third parties arising from or relating to any facts, circumstances or events occurring on or prior to the Closing Date with respect to Solair or its business, other than (a) those expressly described in this Agreement or the Schedules hereto, (b) those set forth or reserved for on the Adjusted Closing Date Balance Sheet, or (c) the Assumed Litigation (which is covered by subsection (vi) below), (vi) the Assumed Litigation

(collectively, "Kellstrom Indemnifiable Damages"). Notwithstanding anything else to the contrary set forth herein, the remedies for a breach of the representations and warranties set forth in Section 4.15(a) in so far as they relate to Costed Inventory shall be limited to the remedies set forth in Sections 6.21(b) and (c) of this Agreement. Notwithstanding the foregoing provisions, no claim for Kellstrom Indemnifiable Damages may be asserted by the Kellstrom Indemnified Parties until the aggregate of all Kellstrom Indemnifiable Damages exceeds Two Million Dollars ($2,000,000) (the "Kellstrom Indemnification Threshold"), at which time the Kellstrom Indemnified Parties may assert claims for the amount by which the Kellstrom Indemnifiable Damages exceeds the amount of the Kellstrom Indemnification Threshold; provided, however, that the Kellstrom Indemnification Threshold shall not apply to Kellstrom Indemnifiable Damages with respect to or arising from (i) a breach of any one or more of the representations and warranties set forth in Section 4.13(g) or the covenant of Solair set forth in Section 6.27, (ii) a breach of any one or more of the representations and warranties set forth in Section 4.19 or the covenants of the Shareholder or Solair set forth in Section 6.20 with respect to Income Taxes, and (iii) a breach of any representation, warranty or covenant made by the Shareholder in the Tax Agreement or arising under subsection (iv) of this
Section 9.1 with respect to Income Taxes. Notwithstanding anything to the contrary set forth herein, the total amount payable hereunder by the Shareholder on account of Kellstrom Indemnifiable Damages may not exceed Ten Million Dollars ($10,000,000), except that (a) the total amount payable hereunder by the Shareholder may exceed Ten Million Dollars ($10,000,000) but may not exceed Thirty Five Million Dollars ($35,000,000) on account of Kellstrom Indemnifiable Damages with respect to or arising from a breach of any one or more of the representations and warranties set forth in the first or last sentence of
Section 4.1, or in Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.13, the second sentence of Section 4.15(a), or in Section 4.18, (b) the total amount payable hereunder by the Shareholder may exceed Thirty Five Million Dollars ($35,000,000) but may not exceed the amount of the Purchase Price (such applicable amount being referred to herein as the "Kellstrom Indemnification Cap") on account of Kellstrom Indemnifiable Damages with respect to or arising from (i) a breach of any one or more of the representations and warranties set forth in Section 4.19 or the covenants of the Shareholder or Solair set forth in
Section 6.20 with respect to Income Taxes, and (ii) a breach of any representation, warranty or covenant made by the Shareholder in the Tax Agreement or arising under subsection (iv) of this Section 9.1, and (c) the Kellstrom Indemnification Cap and Kellstrom Indemnification Threshold shall not apply to and there shall be no limitation or restriction whatsoever on the liability of the Shareholder under this Article IX for Kellstrom Indemnifiable Damages arising under subsection (vi) of this Section 9.1, and no Kellstrom Indemnifiable Damages arising therefrom shall be included in determining whether the Kellstrom Indemnification Cap has been met. Except as specifically provided in subsections (b) and (c) of the preceding sentence, in no event shall the total amount payable hereunder by the Shareholder on account of Kellstrom Indemnifiable Damages exceed Thirty Five Million Dollars ($35,000,000).

       9.2. AGREEMENT BY KELLSTROM TO INDEMNIFY. Kellstrom agrees to indemnify and hold the Shareholder and its officers, directors, employees, attorneys and Affiliates (each a "Shareholder Indemnified Party" and together the "Shareholder Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable counsel and paralegal fees and expenses) incurred or suffered by any of the Shareholder Indemnified Parties arising out of or resulting from (i) any breach of a representation or warranty made by Kellstrom in this Agreement or the Tax Agreement, (ii) any breach of a covenant or agreement made by Kellstrom in or pursuant to this Agreement or the Tax Agreement, (iii) any inaccuracy in any statement made by Kellstrom in any certificate, instrument or other document delivered by Kellstrom pursuant to or in connection with this Agreement, (iv) any Tax liability of Solair or the Shareholder arising from or relating to any Post-Closing Tax Period or that portion of the Straddle Period beginning after the Closing Date, and (v) any claims of any third parties arising from or relating to any facts, circumstances or events occurring after the Closing Date with respect to Solair or its business (collectively, "Shareholder Indemnifiable Damages"). Notwithstanding the foregoing provisions, no claim for Shareholder Indemnifiable Damages shall be asserted by the Shareholder Indemnified Parties until the aggregate of all Shareholder Indemnifiable Damages exceeds Two Million Dollars ($2,000,000) (the "Shareholder Indemnification Threshold"), at which time the Shareholder Indemnified Parties may assert claims for the amount by which the Shareholder Indemnifiable Damages exceeds the amount of the Shareholder Indemnification Threshold, provided, however, that the Shareholder Indemnification Threshold shall not apply to Shareholder Indemnifiable Damages relating to with respect to or arising from (i) a breach of any one or more of the covenants of Kellstrom set forth in Section 6.20 with respect to Income Taxes, (ii) a breach of any representation, warranty or covenant made by Kellstrom in the Tax Agreement or arising under subsection (iv) of this Section 9.2, or (iii) any claim brought under Section 6.19 hereof. Notwithstanding anything to the contrary set forth herein, the total amount payable hereunder by Kellstrom on account of Shareholder Indemnifiable Damages may not exceed Ten Million Dollars ($10,000,000), except that (a) the total amount payable hereunder by Kellstrom may exceed Ten Million Dollars ($10,000,000) but may not exceed Thirty Five Million Dollars ($35,000,000) on account of Shareholder Indemnifiable Damages with respect to or arising from a breach of any one or more of the representations and warranties set forth in
Section 3.1, Section 3.2, Section 3.3 or Section 3.4, and (b) the total amount payable hereunder by Kellstrom may exceed Thirty Five Million Dollars ($35,000,000) but may not exceed the amount of the Purchase Price (such applicable amount being referred to herein as the "Shareholder Indemnification Cap") on account of Shareholder Indemnifiable Damages relating to Income Taxes with respect to or arising under subsection (iv) of this Section 9.2. Except as specifically provided in subsection (b) of the preceding sentence, in no event shall the total amount payable hereunder by Kellstrom on account of Shareholder Indemnifiable Damages exceed Thirty Five Million Dollars ($35,000,000).

       9.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholder or Kellstrom in this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereby for a period of eighteen (18) months following the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, the first and last sentence of Section 4.1, or in Section 4.2, Section 4.3, Section 4.4, Section 4.5, and the second sentence of Section 4.15(a) shall survive indefinitely, (ii) the representations and warranties set forth in Section 4.19 shall expire thirty (30) days following the time the latest applicable statute of limitations expires for the enforcement by an applicable Governmental Authority or any other Person of any remedy with respect to a violation of or the subject matter covered by such representations and warranties, and (iii) the Shareholder's obligations to indemnify the Kellstrom Indemnified Parties in connection with any claim brought by the Shareholder, any officer of director of Solair, or any Affiliate of the Shareholder shall apply to any such claim first asserted within the period ending on the four (4) year anniversary of the Closing Date. No claim for the recovery of any Kellstrom Indemnifiable Damages or Shareholder Indemnifiable Damages with respect to the representations and warranties in this Agreement may be asserted by any of the Kellstrom Indemnified Parties or by the Shareholder after such representations and warranties shall expire in accordance with the terms of this Agreement; provided, however, that claims for Kellstrom Indemnifiable Damages or Shareholder Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. All covenants of the parties providing for actions to be taken on or following the Closing Date shall survive indefinitely except as otherwise expressly stated herein.

       9.4.   THIRD PARTY CLAIMS.

              9.4.1. For purposes of this Section 9.4, "Indemnifiable Damages" means Kellstrom Indemnifiable Damages or Shareholder Indemnifiable Damages, as the context requires, "Indemnified Party" means a Kellstrom Indemnified Party or a Shareholder Indemnified Party, as the context requires, and "Indemnifying Party" means the party (Kellstrom or the Shareholder) against whom a claim for Indemnifiable Damages is to be made.

              9.4.2. If any claim or action shall be commenced or asserted against an Indemnified Party which, if successful, would give rise to Indemnifiable Damages, the Indemnified Party shall give the Indemnifying Party prompt notice of such claim or action (provided that the failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligations except where, and solely to the extent that, the failure to provide such notice actually and materially prejudices the rights of the Indemnifying Party). Upon notice of any such claim or action, the Indemnifying Party shall proceed, at its own cost and expense, to diligently defend such claim or action. The Indemnified Party shall have the right to employ separate legal counsel in any such claim and participate in the defense thereof, but the fees and expenses of such other counsel shall be at the expense of the Indemnified Party and not subject to indemnification under this Agreement unless (i) the Indemnifying Party shall have authorized in writing the employment of counsel by the Indemnified Party and shall have agreed in writing to pay the costs and expenses thereof, (ii) the Indemnifying Party shall have failed to diligently defend such action, or (iii) the parties to such action (including any impleaded parties) include the Indemnified Party, and such party has been advised by legal counsel that there may be legal defenses available to it which are different from, in addition to, or inconsistent with the legal defenses available to the Indemnifying Party, or that the Indemnified Party's interest may be adverse in whole or in part to the interest of the Indemnifying Party.

              9.4.3. The Indemnifying Party shall not, in the defense of any claim or action, except with the prior written consent of the Indemnified Party, consent to entry of a judgment or enter into any settlement or compromise provides for injunctive or equitable relief against the Indemnified Party or otherwise provides for any continuing obligations, or any loss of rights, of the Indemnified Party (other than in the case of Assumed Litigation, the rights of Solair to any benefits that may accrue or arise from the Assumed Litigation).

       9.5. SET OFF AGAINST THE ESCROWED AMOUNT. As security for Kellstrom's rights under Section 9.1 hereof, at Closing Kellstrom shall deliver the Escrowed Amount to the Escrow Agent. The Shareholder hereby grants Kellstrom a security interest in the Escrowed Amount, and Kellstrom hereby grants the Shareholder a security interest in the Escrowed Amount (which lien may be assigned by the Shareholder to the lenders under its revolving credit facility). Kellstrom may claim against the Escrowed Amount any Indemnifiable Damages for which the Shareholder may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

              9.5.1. Kellstrom shall give written notice to the Escrow Agent and the Shareholder of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Kellstrom claims to have sustained by reason thereof, and (ii) the basis of the claim therefor;

              9.5.2. The Escrow Agent shall deliver such Indemnifiable Damages to Kellstrom on the later to occur of the expiration of ten (10) days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such amount, if any, shall be charged against and reduce the Escrowed Amount; and

              9.5.3. If, prior to the expiration of the Notice of Contest Period, the Shareholder shall notify the Escrow Agent and Kellstrom in writing of an intention to dispute the claim and if such dispute is not resolved within thirty (30) days after expiration of such period, then Kellstrom may take any action or exercise any remedy available to it by appropriate legal proceedings to enforce its rights and remedies hereunder.

       9.6. DELIVERY OF ESCROWED AMOUNT. The Escrow Agent shall deliver to the Shareholder no later than ten (10) business days following the eighteen (18) month anniversary of the Closing Date any Escrowed Amount then held by it unless there then remains unresolved any claim for Indemnifiable Damages as to which notice has been given, in which event the Escrow Agent shall deliver to the Shareholder any Escrowed Amount in excess of the maximum amount of damages at issue in connection with any then unresolved claim, and any Escrowed Amount remaining on deposit after such claim shall have been satisfied shall be returned to the Shareholder promptly after the time of satisfaction.

       9.7. NO BAR; WAIVER. If the Escrowed Amount is insufficient to set off any claim for Indemnifiable Damages made hereunder (or has been delivered to the Shareholder prior to the making or resolution of such claim), then Kellstrom may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages to which it may be entitled under Section 9.1.

       9.8. ADJUSTMENT TO PURCHASE PRICE. All set offs, recoupments and payments for Indemnifiable Damages made pursuant to this Article shall be treated as adjustments to the Purchase Price.

       9.9. WAIVER. The Shareholder hereby waives any right to contribution or any similar rights it may have against Solair as a result of the Shareholder's agreement to indemnify Kellstrom under this Article IX.

       9.10. REMEDIES. The remedies provided herein shall be the sole remedies for Indemnifiable Damages, but shall not preclude any party from asserting any other rights, or seeking any other remedies, against each other for fraud or from seeking any equitable relief notwithstanding anything to the contrary contained herein.

       9.11. REDUCTION FOR TAX BENEFIT. To the extent that any Kellstrom Indemnified Party shall receive any tax benefit as a result of any Kellstrom Indemnifiable Damages, the amount payable by the Shareholder on account of such Kellstrom Indemnifiable Damages shall be reduced by the amount of the tax benefit actually received by the Kellstrom Indemnified Party (assuming the application of the highest marginal State and Federal tax rates applicable to the Kellstrom Indemnified Party in the year in which such tax benefit is received). To the extent that any Shareholder Indemnified Party shall receive any tax benefit as a result of any Shareholder Indemnifiable Damages, the amount payable by Kellstrom on account of such Shareholder Indemnifiable Damages shall be reduced by the amount of the tax benefit actually received by the Shareholder Indemnified Party (assuming the application of the highest marginal State and Federal tax rates applicable to the Shareholder Indemnified Party in the year in which such tax benefit is received).

       9.12. REDUCTION FOR INSURANCE PROCEEDS. To the extent that any Kellstrom Indemnified Party shall receive payment under any insurance policies on account of damages which constitute Kellstrom Indemnifiable Damages which are payable to the Kellstrom Indemnified Party under the terms of Section 9.1, (a) if the Shareholder shall have paid the Kellstrom Indemnified Party under this Article IX on account of such Kellstrom Indemnifiable Damages, then such Kellstrom Indemnified Party shall repay (or if it shall fail to repay, then Kellstrom shall pay) to the Shareholder the amount of such payment up to the amount actually received by the Kellstrom Indemnified Party under such insurance policies (net of any costs incurred by the Kellstrom Indemnified Party in collecting under such insurance policies), (b) if the Shareholder shall be required to pay (but shall not yet have paid) the Kellstrom Indemnified Party under this Article IX on account of such Kellstrom Indemnifiable Damages, then Kellstrom and the Kellstrom Indemnified Party shall credit to the Shareholder the amount of such payment up to the amount actually received by the Kellstrom Indemnified Party under such insurance policies (net of any costs incurred by the Kellstrom Indemnified Party in collecting under such insurance policies), and (c) any such amount repaid, paid or credited to the Shareholder shall not be deemed Kellstrom Indemnifiable Damages for purposes of calculating whether the Kellstrom Indemnification Threshold shall have been met. To the extent that any Shareholder Indemnified Party shall receive payment under any insurance policies on account of damages which constitute Shareholder Indemnifiable Damages which are payable to the Shareholder Indemnified Party under the terms of Section 9.2,
(x) if Kellstrom shall have paid the Shareholder Indemnified Party under this
Article IX on account of such Shareholder Indemnifiable Damages, then such Shareholder Indemnified Party shall repay (or if it shall fail to repay, then the Shareholder shall pay) to Kellstrom the amount of such payment up to the amount actually received by the Shareholder Indemnified Party under such insurance policies (net of any costs incurred by the Shareholder Indemnified Party in collecting under such insurance policies), (y) if Kellstrom shall be required to pay (but shall not yet have paid) the Shareholder Indemnified Party under this Article IX on account of such Shareholder Indemnifiable Damages, then the Shareholder and the Shareholder Indemnified Party shall credit to Kellstrom the amount of such payment up to the amount actually received by the Shareholder Indemnified Party under such insurance policies (net of any costs incurred by the Shareholder Indemnified Party in collecting under such insurance policies), and (z) any such amount repaid, paid or credited to Kellstrom shall not be deemed Shareholder Indemnification Damages for purposes of calculating whether the Shareholder Indemnification Threshold shall have been met. Notwithstanding anything to the contrary set forth herein, no party required to make a payment under Sections 9.1 or 9.2 of this Agreement shall be permitted to delay making such payment when due on account of the availability of any insurance policies to the party to which such payment is to be made.

                                   ARTICLE 10.

                                   TERMINATION

       10.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

              10.1.1. by mutual written consent of all of the parties hereto at any time prior to the Closing; or

              10.1.2. by Kellstrom in the event of a material breach (including, without limitation, a failure to close upon the fulfillment of all conditions to Closing under the terms of this Agreement) by Solair or the Shareholder of any provision of this Agreement which breach is not cured within fifteen (15) days of the Shareholder's receipt of written notice thereof from Kellstrom or which breach by its nature cannot be cured prior to Closing; or

              10.1.3. by the Shareholder in the event of a material breach (including, without limitation, a failure to close upon the fulfillment of all conditions to Closing under the terms of this Agreement) by Kellstrom of any provision of this Agreement which breach is not cured within fifteen (15) days of Kellstrom's receipt of written notice thereof from the Shareholder or which breach by its nature cannot be cured prior to Closing; or

              10.1.4. by either party in the event that the Closing shall not have occurred on or prior to January 30, 1999; provided, however, that any party shall have the right to extend such date for up to an additional thirty (30) days upon written notice to the other parties in the event that the only then-unsatisfied condition to Closing is the receipt of one or more consents required to be delivered pursuant to Section 7.4 or the expiration or termination of any applicable HSR Act waiting period as required pursuant to Sections 7.6 and 8.4.

       10.2.  EFFECT OF TERMINATION.

              10.2.1. Subject to the remainder of this Section 10.2 below, except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 10.1 (or pursuant to any other provision hereof expressly permitting termination), this Agreement and the Tax Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations and liabilities hereunder; provided, however, that nothing herein shall relieve any party from liability for fraud or any act in the nature of fraud committed in connection with any of its representations, warranties, covenants or agreements set forth in this Agreement. Notwithstanding anything to the contrary set forth herein, the Confidentiality Agreement shall survive any termination of this Agreement.

              10.2.2. In the event that Kellstrom shall elect to terminate this Agreement under Section 10.1(b) and all of the conditions to closing set forth in Article VIII (other than Section 8.2) shall have been met (except that the Escrow Agent need not have executed and delivered the Escrow Agreement) and Kellstrom shall have demonstrated that it was ready, willing and able to close then, notwithstanding anything to the contrary in this Agreement, there shall be no limitation on the liability of Solair or the Shareholder, and Kellstrom shall be entitled to all remedies available at law or under this Agreement.

              10.2.3. In the event that the Shareholder shall elect to terminate this Agreement under Section 10.1(c) and all of the conditions to closing set forth in Article VII (other than Section 7.9) shall have been met (except that the Escrow Agent need not have executed and delivered the Escrow Agreement), and the Shareholder shall have demonstrated that it was ready, willing and able to close then, notwithstanding anything to the contrary in this Agreement, there shall be no limitation on the liability of Kellstrom, and Solair and the Shareholder shall be entitled to all remedies available at law or under this Agreement.

                                   ARTICLE 11.

                               GENERAL PROVISIONS

       11.1. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other parties or addresses or telecopy numbers which such party shall designate in writing to the other party):

              11.1.1. IF TO KELLSTROM TO:

                      Kellstrom Industries, Inc.
                      1100 International Parkway
                      Sunrise, Florida 33323
                      Attn: Zivi R. Nedivi, President
                      Telecopy:  (954) 858-2449

                      with a copy to:

                      Akerman, Senterfitt & Eidson, P.A.
                      450 East Las Olas Boulevard, Suite 950
                      Fort Lauderdale, Florida 33301
                      Attn: Bruce I. March, Esq.
                      Telecopy: (954) 463-2224

              (b)     IF TO SOLAIR (PRIOR TO CLOSING) AND/OR THE
                      SHAREHOLDER TO:

                      Banner Aerospace, Inc.
                      45025 Aviation Drive, Suite 300
                      Dulles, VA 20166-7516
                      Attn: Warren D. Persavich,
                      Senior Vice President and Chief Operating Officer
                      Telecopy: (703) 478-5794

                      WITH A COPY TO:

                      Banner Aerospace, Inc.
                      45025 Aviation Drive, Suite 400
                      Dulles, VA 20166-7516
                      Attn: Donald E. Miller, Esq.
                      General Counsel
                      Telecopy: (703) 478-5775

                      AND TO:

                      Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. 500 East Broward Boulevard
                      Suite 1400
                      Fort Lauderdale, Florida 33394
                      Attn: Michael G. Platner, Esq.
                      Telecopy: (954) 523-1722

Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery, or certified or registered mail.

       11.2. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto), the Confidentiality Agreement and Tax Agreement and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above. Without limiting the generality of the foregoing, neither party shall be deemed to make any representation or warranty other than those expressly set forth in this Agreement (including the Schedules and Exhibits hereto) the Tax Agreement or any certificate or agreement signed by any of the parties and delivered at or in connection with the Closing.

       11.3. EXPENSES. Except as otherwise provided herein, the Shareholder shall pay its own and Solair's fees and expenses, including accounting and counsel fees, incurred in connection with this Agreement and the transactions contemplated hereby, and Kellstrom shall pay its own fees and expenses, including accounting and counsel fees, incurred in connection with this Agreement and the transactions contemplated hereby. Any HSR fees of, and any documentary stamp or intangible taxes imposed on, the parties hereto in connection with the transactions contemplated hereby shall be split equally between Kellstrom and the Shareholder.

       11.4. AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

       11.5. BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, personal representatives, trustees, guardians, attorneys-in-fact, successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by any of the parties hereto without the prior written consent of the non-assigning or non-delegating parties.

       11.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

       11.7. INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Time shall be of the essence in this Agreement.

       11.8. SEVERABILITY. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable.

       11.9. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. Any suit, action or proceeding against Kellstrom, Solair or the Shareholder arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Broward County, Florida or in the U.S. District Court for the Southern District of Florida and each party hereby irrevocably accepts and consents to the non-exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each of Kellstrom, Solair and the Shareholder hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida or the U.S. District Court for the Southern District of Florida and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Broward County, Florida or in such District Court has been brought in an inconvenient forum.

       11.10. ARM'S LENGTH NEGOTIATIONS. Each party herein expressly agrees that
(a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement;
(c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                            [SIGNATURES ON NEXT PAGE]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                             KELLSTROM INDUSTRIES, INC., a
                                             Delaware corporation

                                             By:
                                                --------------------------------
                                                    Zivi R. Nedivi
                                                    President and CEO

                                             SOLAIR, INC., a Florida corporation

                                             By:
                                                --------------------------------
                                                    Warren D. Persavich
                                                    Vice President

                                             BANNER AEROSPACE, INC.,  a Delaware
                                             corporation

                                             By:
                                                --------------------------------
                                                    Warren D. Persavich
                                                    Senior Vice President
                                                    and Chief Operating Officer

       The undersigned hereby agrees to sell the shares representing his interest in Banner Aerospace (U.K.) Limited free and clear of any Liens (as defined in the foregoing Stock Purchase Agreement) for the sum of One Dollar ($1.00) to Kellstrom Industries, Inc. ("Kellstrom") or its designee on the Closing Date (as defined in the foregoing Stock Purchase Agreement) and to endorse such shares in blank or execute such documents as may be necessary to transfer such shares to Kellstrom or its designee, and hereby joins in the foregoing Stock Purchase Agreement for the purposes of agreeing to Section 11.9 thereof. The foregoing agreement is subject to all of the conditions precedent set forth in Article VIII of the foregoing Stock Purchase Agreement, and consummation of the sale and delivery of such shares shall occur at the Closing contemplated in Section 2.5 of the foregoing Stock Purchase Agreement.


                                             -----------------------------------
                                             Warren D. Persavich, individually
                                             but only as to the foregoing
                                             paragraph

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A            Form of Escrow Agreement
Exhibit B            Form of Fairchild Guarantee
Exhibit C            Form of Tax Agreement
Exhibit D            Form of Warrant
Exhibit E            Form of Release
Schedule 1.1(a)      Designated Inventory
Schedule 1.1(b)      Modified GAAP
Schedule 1.1(c)      Liens for Contested Taxes
Schedule 3.4         Kellstrom Consents
Schedule 3.6         Due Diligence Request Lists
Schedule 4.1         Foreign Qualifications/Names
Schedule 4.5         Liens on Shares
Schedule 4.6         Violations/Consents
Schedule 4.9         Financial Statements/Current Balance Sheet
Schedule 4.10        Changes Since the Current Balance Sheet Date
Schedule 4.11        Liabilities of Solair
Schedule 4.12        Litigation
Schedule 4.13        Environmental Matters
Schedule 4.14        Leased Premises
Schedule 4.15        Assets - Exceptions; Liens
Schedule 4.15(a)     Assets
Schedule 4.15(b)     Vehicles
Schedule 4.16        Restrictions on Business or Operations
Schedule 4.17        Employees
Schedule 4.18        Employee Benefit Plans
Schedule 4.19        Tax Matters
Schedule 4.20        Insurance Matters
Schedule 4.21        Licenses and Permits
Schedule 4.22        Affiliated Transactions
Schedule 4.24        Designated Contracts
Schedule 4.26        Bank Accounts
Schedule 5.1         Conduct of Business Pending the Acquisition
Schedule 6.6         Restricted Parties
Schedule 6.12        Resignations
Schedule 6.15        Assumed Litigation
Schedule 6.16        Guarantees
Schedule 6.17        Liabilities of Banner Aerospace-Singapore, Inc.
Schedule 6.19        Designated Employment Contracts
Schedule 6.20        Other Liabilities Relating to a Change in Control
Schedule 7.4         Required Consents Under Designated Contracts

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I     DEFINITIONS                                                      1
       1.1    Defined Terms                                                    1
       1.2    Other Definitional Provisions                                    6

ARTICLE II    PURCHASE AND SALE OF SHARES                                      7
       2.1    The Acquisition                                                  7
       2.2    Purchase Price                                                   7
       2.3    Payment of Estimated Purchase Price                              8
       2.4    Closing Date Payment Adjustment                                  8
       2.5    The Closing                                                      9

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF KELLSTROM                     10
       3.1    Corporate Status                                                10
       3.2    Corporate Power and Authority                                   10
       3.3    Enforceability                                                  10
       3.4    No Violation                                                    10
       3.5    No Commissions                                                  11

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OFSOLAIR AND THE SHAREHOLDER     12
       4.1    Corporate Status                                                12
       4.2    Power and Authority                                             12
       4.3    Enforceability                                                  12
       4.4    Capitalization                                                  13
       4.5    Shareholders                                                    13
       4.6    No Violation                                                    13
       4.7    Records of Solair                                               14
       4.8    Subsidiaries                                                    14
       4.9    Financial Statements                                            14
       4.10   Changes Since the Current Balance Sheet Date                    15
       4.11   Liabilities of Solair and Banner Aerospace (U.K.) Limited       15
       4.12   Litigation                                                      16
       4.13   Environmental Matters                                           16
       4.14   Real Estate                                                     19
       4.15   Good Title to and Condition of Assets                           20
       4.16   Compliance with Laws                                            21
       4.17   Labor and Employment Matters                                    21
       4.18   Employee Benefit Plans                                          22
       4.19   Tax Matters                                                     24
       4.20   Insurance                                                       27
       4.21   Licenses and Permits                                            27

                                                                            Page
                                                                            ----
       4.22   Adequacy of the Assets; Relationships with Customers and
              Suppliers; Affiliated Transactions                              27
       4.23   Intellectual Property                                           28
       4.24   Contracts                                                       28
       4.25   Accuracy of Information Furnished by Solair or the
              Shareholder                                                     29
       4.26   Bank Accounts                                                   29
       4.27   No Commissions                                                  29

ARTICLE V     CONDUCT OF BUSINESS PENDING THE ACQUISITION                     30
       5.1    Conduct of Business by Solair Pending the Acquisition           30

ARTICLE VI    ADDITIONAL AGREEMENTS                                           32
       6.1    Further Assurances                                              32
       6.2    Cooperation                                                     32
       6.3    HSR Act and Other Actions                                       32
       6.4    Mutual Cooperation                                              33
       6.5    Notification of Certain Matters                                 33
       6.6    Restrictive Covenants                                           33
       6.7    Confidentiality; Publicity                                      34
       6.8    No Other Discussions                                            35
       6.9    Trading in Common Stock of Kellstrom or the Shareholder         35
       6.10   Shareholder Vote                                                35
       6.11   Delivery of Shares                                              36
       6.12   Resignations                                                    36
       6.13   Escrow Agreement and Tax Agreement                              36
       6.14   Receivables                                                     36
       6.15   Assumption of Litigation                                        37
       6.16   Assumption of Guarantees                                        37
       6.17   Contribution of Assets of Banner Singapore                      38
       6.18   Change of Name.                                                 38

ARTICLE VII   CONDITIONS TO THE OBLIGATIONS OF KELLSTROM                      43
       7.1    Accuracy of Representations and Warranties and Compliance
              with Obligations                                                43
       7.2    No Material Adverse Change or Destruction of Property           43
       7.3    Corporate Certificate                                           43
       7.4    Consents                                                        44
       7.5    No Adverse Litigation                                           44
       7.6    HSR Act Waiting Period                                          44
       7.7    UCC Filings                                                     44
       7.8    Resignations                                                    44
       7.9    Delivery of Shares and Records and Lease Termination Fee        44
       7.10   Delivery of Escrow Agreement and Tax Agreement                  45

ARTICLE VIII  CONDITIONS TO THE OBLIGATIONS OFTHE SHAREHOLDER                 45

                                                                            Page
                                                                            ----
       8.1    Accuracy of Representations and Warranties and Compliance
              with Obligations                                                45
       8.2    Purchase Price                                                  46
       8.3    No Order or Injunction                                          46
       8.4    HSR Act Waiting Period                                          46
       8.5    Delivery of Escrow Agreement and Tax Agreement                  46

ARTICLE IX    INDEMNIFICATION                                                 46
       9.1    Agreement by the Shareholder to Indemnify                       46
       9.2    Agreement by Kellstrom to Indemnify                             47
       9.3    Survival of Representations and Warranties                      48
       9.4    Third Party Claims                                              49
       9.5    Set Off Against the Escrowed Amount                             50
       9.6    Delivery of Escrowed Amount                                     50
       9.7    No Bar; Waiver                                                  51
       9.8    Adjustment to Purchase Price                                    51
       9.9    Waiver                                                          51
       9.10   Remedies                                                        51
       9.11   Reduction for Tax Benefit                                       51

ARTICLE X     TERMINATION                                                     52
       10.1   Termination                                                     52
       10.2   Effect of Termination                                           53

ARTICLE XI    GENERAL PROVISIONS                                              54
       11.1   Notices                                                         54
       11.2   Entire Agreement                                                55
       11.3   Expenses                                                        55
       11.4   Amendment; Waiver                                               55
       11.5   Binding Effect; Assignment                                      56
       11.6   Counterparts                                                    56
       11.7   Interpretation                                                  56
       11.8   Severability                                                    56
       11.9   Governing Law; Jurisdiction                                     56
       11.10  Arm's Length Negotiations                                       57

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----
Agreement                                                                      1
Kellstrom                                                                      1
Solair                                                                         1
Shareholder                                                                    1
Acquisition                                                                    1
Affiliate                                                                      2
Common Stock                                                                   2
Confidentiality Agreement                                                      2
Contract                                                                       2
Designated Accountants                                                         3
Exchange Act                                                                   3
Familial Affiliate,                                                            3
GAAP                                                                           3
Governmental Authority                                                         3
HSR Act                                                                        4
Indebtedness                                                                   4
Independent Accountants                                                        4
Lien                                                                           4
Material Adverse Change (or Effect)                                            4
Modified GAAP                                                                  4
Net Worth                                                                      4
Permitted Liens                                                                5
Person                                                                         5
Receivables                                                                    5
SEC                                                                            5
Shares                                                                         6
Tax Agreement                                                                  6
Tax Return                                                                     6
Taxes                                                                          6
include," "includes" or "including                                             7
knowledge                                                                      7
Purchase Price                                                                 7
Estimated Purchase Price                                                       8
Escrow Agent                                                                   8
Escrowed Amount                                                                8
Closing Date Payment                                                           8
Audited Closing Date Balance Sheet                                             8
Closing Date Payment Certificate                                               8
Actual Purchase Price                                                          8
Closing                                                                        9
Closing Date                                                                   9

                                                                            Page
                                                                            ----
Annual Financial Statements                                                   14
Current Balance Sheet                                                         14
Financial Statements                                                          14
Notices                                                                       16
Proceedings                                                                   16
Aboveground Storage Tank                                                      18
Discharge                                                                     18
Environmental Laws                                                            18
CERCLA                                                                        18
RCRA                                                                          18
FIFRA                                                                         18
EPCRA                                                                         19
OSHA                                                                          19
Handle                                                                        19
Hazardous Substances                                                          19
Licenses                                                                      19
Underground Storage Tank                                                      19
Leases                                                                        19
Leased Premises                                                               19
Assets                                                                        20
Immigration Act                                                               21
Insurance Policies                                                            27
Permits                                                                       27
Intellectual Property                                                         28
Designated Contracts                                                          28
Escrow Agreement                                                              36
Assumed Litigation                                                            37
Kellstrom Indemnified Party                                                   46
Kellstrom Indemnified Parties                                                 46
Kellstrom Indemnifiable Damages                                               47
Kellstrom Indemnification Threshold                                           47
Kellstrom Indemnification Cap                                                 47
Shareholder Indemnified Party                                                 47
Shareholder Indemnified Parties                                               47
Shareholder Indemnifiable Damages                                             48
Shareholder Indemnification Threshold                                         48
Shareholder Indemnification Cap                                               48
Notice of Contest Period                                                      50

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

       This Escrow Agreement (the "Escrow Agreement") is entered into as of ___________, 1998, among Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom"), Banner Aerospace, Inc, a Delaware corporation ("Banner"), and __________________ (the "Escrow Agent").

                                    RECITALS

       Kellstrom and Banner are parties to that certain Stock Purchase Agreement dated as of December 5, 1998 (the "Purchase Agreement"), pursuant to which Kellstrom is to acquire from Banner all of the issued and outstanding shares of capital stock of Solair, Inc., a Florida corporation. Pursuant to the Purchase Agreement, the parties have agreed that a portion of the Purchase Price (as defined in the Purchase Agreement) be held in escrow (the "Escrowed Amount") as security for Banner's indemnification obligations thereunder. The parties desire that the Escrow Agent hold and distribute the Escrowed Amount pursuant to the provisions of the Purchase Agreement and this Escrow Agreement.

                               TERMS OF AGREEMENT

       In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

       1.     DEFINED TERMS.

       All capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement, unless otherwise specifically defined herein.

       2.     DEPOSIT OF ESCROW AMOUNT.

       Kellstrom shall contemporaneously with the execution and delivery of this Escrow Agreement deposit or cause to be deposited with the Escrow Agent the sum of Five Million Dollars ($5,000,000) (together with any accrued interest thereon, the "Proceeds") representing the Escrowed Amount.

       3.     INSTRUCTIONS FOR ESCROW AGENT.

       Unless written instructions to the contrary executed by both Kellstrom and Banner are delivered to the Escrow Agent, the Escrow Agent shall hold, disburse and deliver the Proceeds in strict accordance with the following instructions:

              (a) The Escrow Agent shall cause the Proceeds to be maintained in interest bearing accounts in federally insured commercial banking institutions.

              (b) The Escrow Agent shall not release any portion of the Proceeds except in accordance with Sections 4, 7 or 10 hereof.

              (c) After the distribution of all Proceeds in accordance with this Escrow Agreement and the Purchase Agreement, the duties and obligations of Escrow Agent shall end and Escrow Agent shall be released from all further responsibilities, liabilities and obligations.

       4.     RELEASE OF ESCROWED AMOUNT.

              (a) In the event that Kellstrom contends that it is entitled to recover against the security of the Escrowed Amount pursuant to the provisions of the Purchase Agreement, it shall give written notice to the Escrow Agent and Banner (the "Claim Notice") specifying the amount of Indemnifiable Damages or other loss, damage, cost or expense which Kellstrom claims to have sustained by reason thereof (the "Claimed Amount") and stating in reasonable detail the basis for Kellstrom's claim therefor. If no notice of objection from Banner is received by the Escrow Agent within thirty (30) days from the date of such notice, Banner shall be deemed not to have objected and the Escrow Agent shall thereupon distribute to Kellstrom the Claimed Amount specified by Kellstrom in the Claim Notice, and shall hold the balance of the Proceeds in accordance with the terms of this Escrow Agreement. If, however, notice of objection is received from Banner within such thirty (30) day period, the Escrow Agent shall retain the disputed portion in the escrow account until it receives written notice from Banner and Kellstrom that the dispute has been resolved, or until entry of a final judgment in the matter by a court from which no further appeal can be taken or entry of a binding arbitration order from which no further appeal can be taken ("Unresolved Claim"), and the Escrow Agent shall thereupon make distribution of the disputed amount in accordance with the signed agreement or order and with the provisions of this Escrow Agreement. Any notice from either party to the Escrow Agent hereunder shall also be given to the other party.

              (b) Within ten (10) business days after the eighteen (18) month anniversary of the date hereof, the Escrow Agent shall (a) continue to hold in escrow pursuant to Section 4(a) above, the amount of Proceeds necessary to satisfy any Unresolved Claim and (b) release to Banner the remaining Proceeds then held in escrow.

              (c) Banner hereby acknowledges and agrees that the Escrowed Amount is being held in escrow to secure its obligations under Article IX of the Purchase Agreement. Accordingly,

Banner hereby agrees, represents and warrants that it has granted Kellstrom a security interest in and to the Proceeds and that it will not otherwise encumber, pledge, hypothecate or otherwise cause any other lien or charge, of any nature whatsoever, to be placed on or against the Proceeds, by any Person (other than Kellstrom). Kellstrom hereby acknowledges and agrees that the Escrow Amount is being held in escrow to secure Banner's obligations under Article XI of the Purchase Agreement and that Banner is entitled to the release of any amount not used to satisfy any such claim, subject to and on the terms and conditions set forth in this Agreement. Kellstrom hereby represents and warrants that it has granted Banner a security interest in and to the Proceeds (and agreed that Banner may assign such security interest to the lenders under its revolving credit facility) and that it will not otherwise encumber, pledge, hypothecate or otherwise cause any other lien or charge, of any nature whatsoever to be placed on or against the Proceeds by any Person (other than Banner). The Escrow Agent shall note on its books and records and shall request that any bank or other financial institution holding Proceeds at any time note on its books and records the security interest granted to Kellstrom and Banner.

       5.     DUTIES OF ESCROW AGENT.

       The Escrow Agent undertakes to perform only such duties as are set forth herein, or as set forth in duly authorized written instructions contemplated herein or in the Purchase Agreement, and no additional duties or obligations shall be implied in this Escrow Agreement against the Escrow Agent.

       6.     RELIANCE OF ESCROW AGENT ON DOCUMENTS.

       The Escrow Agent may act in reliance upon any writing, instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner regarding the execution or validity of any instrument deposited in or relating to this escrow, nor as to the identity, authority or right of any person executing the same and its duties hereunder shall be limited to the safekeeping of the Proceeds, and for the disposition of the same in accordance with this Escrow Agreement.

       7.     INDEMNIFICATION OF ESCROW AGENT.

       Unless the Escrow Agent discharges any of its duties hereunder in a grossly negligent manner or is guilty of willful misconduct with regard to its duties hereunder, Banner and Kellstrom hereby agree to jointly and severally indemnify and hold the Escrow Agent harmless from any and all claims, liabilities, losses, damages or any other expenses, including fees or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, and in connection therewith, to jointly and severally indemnify and hold the Escrow Agent harmless from and against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim.

       8. DISCRETION OF ESCROW AGENT TO FILE AN INTERPLEADER ACTION IN THE EVENT OF DISPUTE.

       If any parties to this Escrow Agreement shall be in disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, but shall not be required to, file an action of interpleader in a court of competent jurisdiction and deposit the Proceeds in the registry of such court. Banner and Kellstrom hereby agree to jointly and severally indemnify the Escrow Agent for all costs, including reasonable attorneys' fees incurred by it, in connection with the aforesaid interpleader action, and the Escrow Agent shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a final judgment or other appropriate order in the interpleader action is received.

       The Escrow Agent, in the event it is in doubt about its duties and obligations hereunder as Escrow Agent, shall also have the right, but not the duty, to so notify in writing Banner and Kellstrom and, thereafter, the Escrow Agent shall not be obligated to deliver or release any of the Proceeds unless
(i) both Banner and Kellstrom have jointly directed the Escrow Agent to deliver Proceeds, or (ii) a final order by a court of competent jurisdiction, from which no appeal has been taken and appeal time expired or, if taken, has become final, to which the Escrow Agent, Banner and Kellstrom are all parties has been entered directing the Escrow Agent to take certain action with respect to the Proceeds.

       9.     CONSULTATION WITH COUNSEL.

       The Escrow Agent may, at its own expense, consult with counsel of its own choice and shall have full and complete authorization and protection for acting in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment or for any acts or omissions of any kind unless caused by its gross negligence or willful misconduct.

       10.    RESIGNATION OF ESCROW AGENT.

       The Escrow Agent may resign upon twenty (20) days' written notice to Banner and Kellstrom, subject to a successor being appointed jointly by Banner and Kellstrom. If a successor escrow agent is not appointed by Banner and Kellstrom within such twenty day period, the Escrow Agent may, but shall have no duty to, petition a court of competent jurisdiction to name a successor. In such event, the Escrow Agent shall have no further duties or obligations whatsoever upon the expiration of said period until such time as a successor escrow agent is appointed by the court and, at such time, the sole duty of the Escrow Agent shall be to deliver the Proceeds to the successor escrow agent.

       11.    FEES OF ESCROW AGENT.

       Escrow Agent shall charge no fees for its services as such hereunder; provided, however, in the event the Escrow Agent incurs out-of-pocket costs and expenses other than in the normal course of discharge of its duties hereunder and any suit or claim arises, then, in such event, as between Banner and Kellstrom, the non-prevailing party in said dispute shall be responsible for such additional costs and expenses of the Escrow Agent.

       12.    NOTICES.

       Any notice, affidavit or communication made by a party hereunder shall be delivered to each other party and, except for Escrow Agent, to their respective counsel. Notices given pursuant to this Agreement must be in writing. They shall be deemed to have been duly given: (i) upon delivery or refusal to accept delivery, if hand-delivered; (ii) when transmitted, if sent by fax with confirmed receipt, followed by a "confirmation" copy delivered by any other method specified in this Section 11; or (iii) one (1) business day after being deposited for next-day delivery with Federal Express or other national overnight courier service. In each case, notice shall be addressed as follows:

              (a)    IF TO ESCROW AGENT TO:

                            ----------------------------------

                            ----------------------------------

                            ----------------------------------

              (b)    IF TO KELLSTROM TO:

                            Kellstrom Industries, Inc.
                            14000 N.W. 4th Street
                            Sunrise, FL  33325
                            Attn:  Zivi R. Nedivi, President
                            Telecopy:  (954) 858-2449

                     WITH A COPY TO:

                            Akerman, Senterfitt & Eidson, P.A.
                            450 East Las Olas Blvd., Suite 950
                            Ft. Lauderdale, FL  33301
                            Attn:  Bruce I. March, Esq.
                            Telecopy:  (954) 463-2224

              (c)    IF TO BANNER TO:

                            Banner Aerospace, Inc.
                            45025 Aviation Drive, Suite 300
                            Dulles, VA 20166-7556
                            Attn:  Warren D. Persavich
                                   Senior Vice President & Chief Operating
                                   Officer
                            Telecopy:  (703) 478-5794

                     WITH A COPY TO:

                            Banner Aerospace, Inc.
                            45025 Aviation Drive, Suite 400
                            Dulles, VA 20166-7516
                            Attn:  Donald E. Miller, Esq.
                                   General Counsel
                            Telecopy:  (703) 478-5775

                     AND TO:

                            Gunster, Yoakley, Valdes-Fauli & Stewart
                            777 South Flagler Drive
                            Suite 500 East Tower
                            West Palm Beach, FL 33401
                            Attn:  Michael G. Platner, Esq.
                            Telecopy:  (561) 655-5677

or to such other place and with such other concurrent copies as Escrow Agent, Banner or Kellstrom may subsequently designate by written notice. Any party may change the address to which notices are to be given by giving written notice of such change to the other parties pursuant to this Escrow Agreement.

       13.    SUCCESSORS AND ASSIGNS.

       The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of Banner, Kellstrom and the Escrow Agent.

       14.    SEVERABILITY.

       If any word, phrase, sentence, clause, section, subsection or provision of this Escrow Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Escrow Agreement. If any provision of this Escrow Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

       15.    TERMINATION.

       This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder pursuant to the order of a court of competent jurisdiction or otherwise at such time as the Escrow Agent shall have completed its duties under Section 4 or has resigned as set forth in Section 10, as the case may be; provided, however, that the provisions of this Escrow Agreement that are meant by their context to survive said termination shall remain in full force and effect, unless otherwise modified by entry of an order by a court of competent jurisdiction.

       16.    NO THIRD PARTY BENEFICIARY.

       It is the intent of the parties hereto that this Escrow Agreement is solely among the parties to this Escrow Agreement and no person not a party to this Escrow Agreement shall have any rights or privileges hereunder as third party beneficiary or otherwise.

       17.    ENTIRE AGREEMENT.

       This Escrow Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

       18. AMENDMENT; WAIVER. This Escrow Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Escrow Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Escrow Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

       19. BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Escrow Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Escrow Agreement may not be assigned by either party without the prior written consent of the other party.

       20. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

       21. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. Any suit, action or proceeding against Solair or the Shareholder arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of Broward County, Florida or in the U.S. District Court for the Southern District of Florida and each party hereby irrevocably accepts and consents to the non-exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida or the U.S. District Court for the Southern District of Florida and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Broward County, Florida or in such District Court has been brought in an inconvenient forum.

                            [SIGNATURES ON NEXT PAGE]

       IN WITNESS WHEREOF, the parties hereunto have executed this Escrow Agreement on the day and year first above written.

                                         KELLSTROM INDUSTRIES, INC., a Delaware
                                         corporation

                                         By:
                                            ------------------------------------
                                            Zivi R. Nedivi
                                            President

                                         BANNER AEROSPACE, INC., a Delaware
                                         corporation

                                         By:
                                            ------------------------------------
                                            Waren Persavich
                                            Senior Vice President

                                         ESCROW AGENT

                                         By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT B

                           FORM OF GUARANTY AGREEMENT

       This Guaranty Agreement ("Guaranty") is entered into as of ________________, ____, by The Fairchild Corporation, a Delaware corporation (the "Guarantor"), in favor of Kellstrom Industries, Inc. ("Kellstrom").

                                 R E C I T A L S

       Kellstrom, Solair, Inc., a Florida corporation ("Solair") and Banner Aerospace, Inc. ("Banner") have entered into that certain Stock Purchase Agreement dated as of December __, 1998 (as the same may be amended from time to time, the "Agreement"), pursuant to which Kellstrom purchased from Banner all of the issued and outstanding shares of capital stock of Solair, subject to the terms and conditions contained therein (the "Acquisition"). In connection with the closing of the Acquisition, Five Million Dollars ($5,000,000) of the purchase price was deposited in escrow (the "Escrowed Amount") to secure certain obligations of Banner to Kellstrom arising under the Agreement. Banner is a subsidiary of the Guarantor. As contemplated in the Agreement, Kellstrom and Banner have agreed that [Insert amount equal to Four Million Five Hundred Thousand Dollars ($4,500,000) plus all interest on the Escrowed Amount, less any amount previously released to any party out of the Escrowed Amount] of the Escrowed Amount is to be released to Banner upon the delivery to Kellstrom of this Guaranty by the Guarantor.

                             TERMS OF THE AGREEMENT

       For good and valuable consideration, the receipt of which is hereby acknowledged, and as a material inducement to Kellstrom to consummate the Acquisition, Guarantor agrees as follows:

       1. Recitations. Each and all of the foregoing recitals are true and correct and are incorporated herein by reference.

       2. Guaranteed Obligations. Guarantor hereby absolutely, irrevocably and unconditionally guarantees (as primary obligor and not merely as surety) to Kellstrom and its successors and assigns, and all other Kellstrom Indemnified Parties (as such term is defined in the Agreement), the full and prompt payment of any and all Kellstrom Indemnifiable Damages (as such term is defined in the Agreement) which Banner may be obligated to pay to any Kellstrom Indemnified Party under Section 9.1 of the Agreement (collectively the "Guaranteed Obligations"); provided, however, that in no event shall Guarantor's obligations under this Guaranty exceed _______________ Dollars ($_______________) [Insert amount equal to Four Million Five Hundred Thousand

Dollars ($4,500,000) plus all interest on the Escrowed Amount, less any amount previously released to any party out of the Escrowed Amount].

       3. No Offset, Defenses, Counterclaims. Guarantor shall not be entitled to any abatement, deferment, suspension, reduction, set-off, defenses or counterclaim in respect of the Guaranteed Obligations, except to the extent Banner is entitled to the same. The liability of the Guarantor under this Guaranty shall remain in effect regardless of any law, regulation, or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or the rights of any of the Kellstrom Indemnified Parties with respect thereto as against Banner and irrespective of the validity, regularity or enforceability thereof, or of any defenses or rights of set off or counterclaims which Guarantor may have or assert against any of the Kellstrom Indemnified Parties, or of any other condition, contingency or circumstances whatsoever, whether occurring prior to or after the date hereof, whether known or unknown to the Guarantor or Banner or any of the Kellstrom Indemnified Parties, and whether or not any of the same may or might vary the risk of affect the rights or remedies of the Guarantor. The Guaranteed Obligations shall not be reduced or discharged by any amendment or modification to the Agreement.

       4. Guaranty of Payment; Right to Proceed Directly Against Guarantor. This is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection; and the Guarantor waives any right to require that any action be brought against Banner or any other person or to require that resort be had to any security. Any of the Kellstrom Indemnified Parties may, at its option, proceed against the Guarantor individually, in the first instance to collect any monies the payment of which is guaranteed hereby, without first proceeding against Banner or any other person, and without first resorting to any security held by its as collateral or to any other remedies, at the same or different times, as it may deem advisable; and the liability of the Guarantor hereunder shall be in no way affected or impaired by an acceptance by any of the Kellstrom Indemnified Parties of any security for, or other guarantors upon, any indebtedness, liability or obligation of Banner to any of the Kellstrom Indemnified Parties, or by any failure, delay, neglect or omission by any of the Kellstrom Indemnified Parties to realize upon or protect any such indebtedness, liability or obligation or any notes or other instruments evidencing same or any collateral or security therefor. Notwithstanding the foregoing, (a) any Guaranteed Obligations shall be first offset by Kellstrom against any available Escrowed Amount (as defined in the Purchase Agreement) before demand is made by any of the Kellstrom Indemnified Parties for payment therefor by the Guarantor, and (b) in the event that Banner shall default in any of the Guaranteed Obligations, any of the Kellstrom Indemnified Parties shall make written demand on Banner for performance of such Guaranteed Obligations, which demand shall not be satisfied within ten (10) days thereof or such longer period as may be required under the Agreement, before demanding performance by the Guarantor of such Guaranteed Obligations.

       5. Consent to Extensions, Renewals and Releases. The Guarantor hereby consents that any of the Kellstrom Indemnified Parties from time to time, before or after any default by Banner, with or without further notice to or assent from the Guarantor, may, without in any manner affecting the liability of Guarantor, and upon such terms and conditions as it may deem advisable: (a) extend in whole or in part (by renewal or otherwise), modify, accelerate, change or release any indebtedness, liability or obligation of Banner or of any other person secondarily or otherwise liable for any indebtedness, liability or obligation of Banner, or waive any default with respect thereto; and (b) settle, adjust or compromise any claim of any of the Kellstrom Indemnified Parties against Banner or any other person secondarily or otherwise liable for any indebtedness, liability or obligation of Banner. Guarantor hereby ratifies and confirms any such extension, renewal, change, release, waiver, surrender, exchange, modification, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon the Guarantor, and the Guarantor hereby expressly waives any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable to the Kellstrom Indemnified Parties hereunder.

       6. Termination of Guaranty. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor shall not be liable for any Guaranteed Obligations unless the Kellstrom Indemnified Party seeking to collect hereunder shall have made written demand on Banner for performance of such obligations on or before [INSERT 18 MONTH ANNIVERSARY DATE OF THE CLOSING DATE UNDER THE AGREEMENT].

       7. Waivers by Guarantor. Except as otherwise expressly provided in this Guaranty, Guarantor hereby waives: (a) notice of acceptance of this Guaranty by Kellstrom, or of the creation, renewal or accrual of any liability of Banner, present or future, or of the reliance of the Kellstrom Indemnified Parties upon this Guaranty; (b) demand of payment from any person indebted in any manner or for any of the liabilities or obligations hereby guaranteed; (c) presentation for payment of any instrument of Banner or any other person, protest thereof and notice of its dishonor to any party thereto and to Guarantor; (d) any defense arising by virtue of (i) the lack of authority of Guarantor or other party, or revocation hereof by Guarantor or any other party, or (ii) the failure of any of the Kellstrom Indemnified Parties to file or enforce a claim of any kind; (e) any defense based upon an election of remedies by any of the Kellstrom Indemnified Parties which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Banner for reimbursement, or both; and (f) any duty on the part of any of the Kellstrom Indemnified Parties to disclose to Guarantor any facts which such Kellstrom Indemnified Party may now or hereafter know about Banner, regardless of whether such Kellstrom Indemnified Party has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or have a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of all obligations hereby guaranteed.

       8. Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, any of the Kellstrom Indemnified Parties must rescind or restore any payment, or any part thereof, received by any of the Kellstrom Indemnified Parties in satisfaction of the Guaranteed Obligations, any prior release or discharge from the terms of this Guaranty given to Guarantor by lender shall be without effect, and this Guaranty shall remain in full force and effect.

       9. Remedies. In the event that Guarantor shall fail to perform promptly as herein provided, the Kellstrom Indemnified Parties shall have the right to require performance by the Guarantor of any Guaranteed Obligations, by action at law or in equity or both, and further to collect in any such action reasonable compensation for all loss, costs, damage, injury and expense sustained or incurred by such Kellstrom Indemnified Party as a consequence of such breach.

       10. Interest and Expenses of Enforcement. Guarantor agrees to pay any and all costs and expenses incurred by any Kellstrom Indemnified Party in enforcing any rights or remedies under this Guaranty, including, without limitation, all reasonable fees and expenses of the Kellstrom Indemnified Parties' attorneys (including paralegal fees), including reasonable fees and expenses of any appeals and in any bankruptcy proceedings, regardless of whether any specific legal proceedings should be commenced or initiated.

       11. Consideration. Guarantor acknowledges that but for the delivery of this Guaranty, Kellstrom would not have consented to release of the funds from escrow.

       12. No Waiver. No failure on the part of any Kellstrom Indemnified Party to pursue any remedy hereunder or under the Agreement shall constitute a waiver on its part of the right to pursue said remedy on the basis of the same or a subsequent breach, nor shall failure give rise to an estoppel against the Kellstrom Indemnified Parties, nor excuse Guarantor from its obligations hereunder. No extension, substitution, modification, amendment or renewal of either of the Agreement or the provisions hereof shall operate to discharge the Guarantor from any obligation herein contained in whole or in part, except to the extent expressly provided by Kellstrom in writing.

       13.    Guaranty Independent.

              (1) Guarantor agrees that the obligations hereunder are independent of and in addition to the undertakings of Banner pursuant to the Agreement and any other obligations of Guarantor to the Kellstrom Indemnified Parties. A separate action may be brought to enforce the provisions hereof against Guarantor, whether or not Banner is a party in any such action. Banner and/or Guarantor may be sued together, or any of them may be sued separately without first or contemporaneously suing the other.

              (2) Except as otherwise expressly provided in this Guaranty, Guarantor waives any right to require any Kellstrom Indemnified Party to (i) proceed against Banner, (ii) proceed against or exhaust any security held from Banner (except as expressly provided herein), or (iii) pursue any remedy whatsoever in the power of any Kellstrom Indemnified Party. Guarantor waives any defense arising by reason of any disability or other defense of Banner or by reason of the cessation from any cause whatsoever of the liability of Banner other than full payment and performance of the Guaranteed Obligations. Guarantor waives any defense Guarantor may acquire by reason of the election by any Kellstrom Indemnified Party of any remedy against Guarantor or the Banner or both, even though Guarantor's rights of subrogation may thereby be impaired or extinguished.

       14. Subrogation. Guarantor hereby irrevocably waives all rights it may have at law or in equity to seek contribution, indemnification, or any other form of reimbursement from Solair for any payment or disbursement made by Guarantor under or in connection with this Guaranty or otherwise. Guarantor waives the benefit of, and any right to participate in, any security now or hereafter held by any Kellstrom Indemnified Party from Banner.

       15. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Kellstrom, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which such waiver or consent has been given.

       16. Notices, Demands and Other Instruments. All notices, offers, acceptances, rejections, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been giving (i) when delivered in person, or (ii) when sent by telecopier (with receipt confirmed), or (iii) on receipt after being sent by express mail or delivery service guaranteeing overnight delivery, provided that in each of (i), (ii) and (iii) a copy is mailed by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

              If to Guarantor:        The Fairchild Corporation
                                      45025 Aviation Drive, Suite #400
                                      Dulles, VA 20166-7516
                                      Attn: General Counsel
                                      Telecopier: (703) 478-5775

              If to Kellstrom:        Kellstrom Industries, Inc.
                                      1100 International Parkway
                                      Sunrise, FL 33323
                                      Attn: Zivi R. Nedivi, President
                                      Telecopier: (954) 858-2449

              With a Copy to:         Akerman, Senterfitt & Eidson, P.A.
                                      450 East Las Olas Boulevard, Suite 950
                                      Fort Lauderdale, FL 33301
                                      Attn: Bruce I. March, Esq.
                                      Telecopier: (954) 463-2224

or to such other person or address as any such party shall furnish by notice to the other parties in writing. Notices need not be given or made by an officer of either party but shall be deemed sufficiently given if made by the counsel of such party, and all of such notices shall be deemed in compliance hereof provided only that they be given in the manner specified herein.

       17. Agreements. Guarantor acknowledges that it is fully familiar with the terms, provisions and conditions of the Agreements, and that its signature on this Guaranty shall also serve as its consent to and approval of the terms and provisions thereof, but shall not create any obligations thereunder, except as set forth herein.

       18. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Banner as debtor, for so long as any Guaranteed Obligations remain unpaid, any Kellstrom Indemnified Party shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian any dividends and payments which would otherwise be payable to Guarantor to satisfy any unpaid Guaranteed Obligations. Guarantor hereby assigns such dividends and payments to Kellstrom.

       19. Rights to Specific Performance. Each of the Kellstrom Indemnified Parties shall have, and may exercise, in addition to all other rights, privileges, or remedies available to it under this Guaranty and by law, the specific rights and remedies, exercisable by it in its discretion, to sue for and obtain specific performance by the Guarantor of the Guarantor's covenants and agreements set forth herein, all at the cost and expense of the Guarantor.

       20.    Miscellaneous.

              (1) Time is of the essence hereof with respect to the Guaranteed Obligations hereunder.

              (2) If any term, provision, covenant or condition hereof or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions hereof, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

              (3) The use of the words "herein", "hereof", "hereunder" and any other words of similar import refer to this Guaranty as a whole and not to any particular paragraph, subparagraph or other subdivision of this Guaranty unless specifically noted otherwise in this Guaranty.

              (4) The title of this Guaranty and the headings of the paragraphs of this Guaranty are for convenience of reference only, and are not to be considered a part of the substance of this Guaranty, and shall not limit or expand or otherwise affect any of the terms hereof.

              (5) In this Guaranty, wherever the context so requires, the neuter gender includes the masculine and/or feminine gender, the singular numbers include the plural, and the plural numbers include the singular.

              (6) This Guaranty creates a continuing obligation for the term hereof and the obligation of Guarantor hereunder shall be binding upon Guarantor and its successors, heirs, representatives and assigns, and shall inure to the benefit of and be enforceable by Kellstrom and its successors and assigns and each of the other Kellstrom Indemnifiable Parties (each of which shall be deemed a third party beneficiary with full rights hereunder as if it were a party hereto).

              (7) GUARANTOR AND KELLSTROM DO HEREBY KNOWINGLY VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON OR PARTY AND RELATED TO THIS TRANSACTION; THIS IRREVOCABLE WAIVER OF THE RIGHT TO A JURY TRIAL BEING A MATERIAL INDUCEMENT FOR KELLSTROM TO CONSUMMATE THE ACQUISITION AND TO ACCEPT THIS GUARANTY.

              (8) This Guaranty shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. Any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Broward County, Florida or in the U.S. District Court for the Southern District of Florida and each party hereby irrevocably accepts and consents to the non-exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida or the U.S. District Court for the Southern District of Florida and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Broward County, Florida or in such District Court has been brought in an inconvenient forum.

       IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

                                             THE FAIRCHILD CORPORATION

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                    EXHIBIT C

                              FORM OF TAX AGREEMENT

       THIS AGREEMENT is made this ___ day of __________, 199__ (the "Closing Date"), by and between BANNER AEROSPACE, INC., a Delaware corporation ("BAR"), and KELLSTROM INDUSTRIES, INC., a Delaware corporation ("KST").

       WHEREAS, BAR currently owns all of the outstanding common stock of SOLAIR, INC., a Florida corporation ("Solair");

       WHEREAS, Solair will be included for periods on and before the Closing Date in a consolidated Federal Income Tax Return including BAR filed for an affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended ("Code"));

       WHEREAS, BAR, Solair and KST have signed a Stock Purchase Agreement on November ___, 1998 ("Stock Agreement") under which, inter alia, KST will purchase shares of Solair from BAR;

       WHEREAS, Solair will be included in the consolidated Federal Income Tax Return of KST filed for an affiliated group (within the meaning of Section 1504 of the Code) for periods after the Closing Date;

       WHEREAS, BAR, KST and Solair desire to enter into an agreement providing for payments among BAR, KST and Solair with respect to certain tax benefits and for indemnification with respect to certain tax liabilities;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

       1.     Definitions/Operating Rules.

              (1) This Agreement supplements the Stock Agreement. If any provision of this Agreement is inconsistent with the same matter dealt with in the Stock Agreement, the Stock Agreement controls.

              (2) Unless otherwise defined herein, any capitalized term used in this Agreement has the meaning it has in the Stock Agreement.

              (3)    This Agreement applies to Taxes.

       2.     Tax Indemnification

              (1) In accordance with Section 4.19 and Section 6.20 of the Stock Agreement, BAR is unconditionally liable to KST, and shall pay and indemnify KST, for Taxes of Solair (and its Subsidiaries) attributable to (i) Pre-Closing Periods, and (ii) a Straddle Period to the extent attributable to periods on or before the Closing Date. Such Taxes include, but are not limited to, Taxes paid or payable by Solair by virtue of Section 1.1502-6 of the Treasury Regulations (or any similar provision of foreign, state or local law) and any Tax arising on the Closing Date by reason of Solair ceasing to be a member of the consolidated group including BAR (such as the triggering of deferred intercompany transactions or recapture of excess loss accounts). In the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that is a Straddle Period, the portion of such Tax which relates to the portion of such period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that is a Straddle Period shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Solair and its Subsidiaries.

              (2) KST shall pay BAR the amount of any Tax benefit realized by the KST Group for any Post-Closing Period as a result of a final disallowance of any loss, deduction, or credit claimed by Solair in a Pre-Closing Period and the allowance of such deduction or credit in a Post-Closing Period (or as a result of a final determination that additional income is to be recognized in a Pre-Closing Period in lieu of income which had been recognized in a Post-Closing Period). Such payment shall be limited in all cases to the Tax benefit realized. The Tax benefit shall be payable without interest unless the Tax benefit is a Tax refund which includes interest, in which case, the Tax refund including interest shall be paid to BAR when received. The Designated Accountants shall prepare a calculation of the payment within thirty (30) days of the filing of the Tax Return or a final determination or settlement with respect to an audit for the taxable year or period in which the Tax benefit is realized by the KST Group, and deliver such calculation to BAR (the "Tax Payment Certificate"). The procedures set forth in Section 2.4 of the Stock Agreement shall apply to resolve any differences as to the amount of the tax payment to BAR by substituting "Tax Payment Certificate" for "Closing Date Payment Certificate" therein and by substituting other words as the context requires. The KST Group is not required to take any action to preserve the Tax benefit described in this Paragraph B(2) other than by timely filing amended Tax Returns.

              (3) Notwithstanding any other representation and warranty or other provision in the Stock Agreement or this Agreement, any reduction in tax payable by KST and Solair for a Post-Closing Period as a result of utilization of net operating loss carryforwards or tax credit carryforwards of Solair originating in a Pre-Closing Period shall not result in any payment by KST to BAR for any of the reduction in actual tax otherwise payable by KST. All carryforwards and carrybacks shall be utilized in the order provided by the Code and Treasury Regulations thereunder. Notwithstanding any other representation and warranty or other provision in the Stock Agreement or this Agreement, BAR makes no representation or warranty as to (i) the amount of any net operating loss and tax credits of the BAR Group allocable to Solair on the Closing Date; (ii) the amount of any net operating loss and tax credit of Solair that will be utilized by other members of the BAR Group before the Closing Date; and (iii) the amount of any reduction in tax payable by KST due to utilization of any net operating loss and tax credit of the BAR Group allocable to Solair as a result of the operations of Solair prior to the Closing Date.

              (4) Any reduction in Tax payable by the BAR Group as a result of the allowance of any additional loss, deduction, or credit claimed by Solair on a claim for refund or amended Return filed after the Closing Date for a Pre-Closing Period shall result in payment by BAR to KST of an amount equal to the increase in actual tax otherwise payable by the KST Group caused by the allowance of the loss, deduction or credit claimed by the BAR Group. The procedures and timing set forth in Paragraph B(2) shall apply to the payment set forth in this Paragraph B(4). This Paragraph B(4) shall also apply to items described in Section 4.19(s) whether the items described therein arise before or after the Closing Date

              (5) Any Tax refund received by the BAR Group as a result of utilization of net operating losses or Tax credits of Solair that originate in a Post-Closing Period shall result in payment by BAR to KST of the amount of such refund. BAR shall pay such amount at the time such refund is received. BAR will cooperate with KST in filing any claims for refund and will cause the filing of such claims by the BAR Group. BAR is not required to take any action to reduce its taxes to the extent such reduction causes a permanent tax detriment to the BAR Group.

              (6) Except as provided in Paragraph B(5), all Tax refunds received by KST and Solair after the Closing Date for any Pre-Closing Period shall be promptly paid by KST and Solair to BAR. BAR shall indemnify and repay such Tax refund to KST or Solair in the event a Governmental Authority recovers such Tax refund from KST or Solair, whether the recovery is by repayment to such Governmental Authority or by way of set-off against other Tax reductions arising in the KST Group for Post-Closing Periods. KST shall similarly indemnify and repay BAR for any Tax refund paid by BAR to KST in accordance with Paragraph B(5).

       3.     Governing Law

              This Agreement shall be governed by the laws of the State of Florida.

       4.     Miscellaneous Provisions

              (1) This Agreement is binding upon the assigns, transferees or successors of the parties.

              (2) The BAR Group includes any corporation included in a consolidated, combined or unitary Tax Return including BAR.

              (3) The KST Group includes any corporation in a consolidated, combined or unitary Tax Return including Solair.

              (4) This Agreement and the Stock Agreement shall not prevent KST from bringing an action for damages against BAR by reason of BAR breaching a warranty or covenant of such Agreements even though BAR is not the common parent of the BAR Group and such common parent is not a party to such Agreements.

              (5) Neither the Kellstrom Indemnification Threshold set forth in Section 9.1 of the Stock Agreement nor the Shareholder Indemnification Threshold set forth in Section 9.2 of the Stock Agreement shall apply with respect to the parties' obligations under this Agreement relating to Income Taxes. The Kellstrom Indemnification Threshold and the Shareholder Indemnification Threshold shall, however, each apply to Non-Income Taxes and, by way of clarification, this Agreement does not require one party to indemnify or pay another party with respect to Indemnifiable Damages with respect to Non-Income Taxes unless the applicable such threshold shall have been exceeded under the Stock Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                             KELLSTROM INDUSTRIES, INC.

                                             By:
                                                --------------------------------
                                                Title

                                             BANNER AEROSPACE, INC.

                                             By:
                                                --------------------------------
                                                Title

                                    EXHIBIT D

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                           KELLSTROM INDUSTRIES, INC.

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. BAI-1                                                         300,000 Shares


       FOR VALUE RECEIVED, Kellstrom Industries, Inc., a Delaware corporation (the "Company"), hereby certifies that Banner Aerospace, Inc. (the "Purchaser") or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on the date hereof (the "Commencement Date") and prior to 5:00 P.M., New York City time, on _______, ______ [FOURTH ANNIVERSARY OF CLOSING DATE], Three Hundred Thousand (300,000) fully paid and non-assessable shares of the common stock, $.001 par value per share, of the Company for an aggregate purchase price of $8,250,000 (computed on the basis of $27.50 per share). (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to individually as a "Warrant Share" and collectively as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (v) this Warrant, and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders"). The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

       1. Exercise of Warrant. (a) This Warrant may be exercised in whole at any time or in part from time to time, beginning on the Commencement Date and prior to 5:00 P.M., New York City time, on _______, ______ [FOURTH ANNIVERSARY OF CLOSING DATE]. Exercise of this Warrant by the Holder shall be made by the surrender of this Warrant (with the subscription form at the end hereof, or a reasonable facsimile thereof, duly executed) at the address set forth in Subsection 11(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part hereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of Holder (or any designee of the Holder to whom the Warrant is transferred in accordance with Section 6 hereof) for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

              (b) Notwithstanding Section 1(a), at any time prior to the Expiration Date of any Warrants, the Warrantholder may, at its option, exchange such warrants, in whole or in part, (a "Warrant Exchange"), into the number of fully paid and non-assessable Warrant Shares determined in accordance with this
Section 1(b), by surrendering the Warrant Certificate relating to such Warrants to the Company, accompanied by a notice stating such Warrantholder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Warrantholder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Warrantholders' Warrant Certificate, shall be issued as of the Exchange Date and delivered to the Warrantholder within three days following the Exchange Date. In connection with any Warrant Exchange, the Warrantholder's Warrant Certificate shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the nearest number of Warrant Shares) equal to (A) the number of Warrant Shares specified by the Warrantholder in its Notice of Exchange (the "Total Share Number") less (B) the number of Warrant Shares equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Exercise Price per Warrant Share by (ii) the Market Price of a share of Common Stock. For purposes of this
Section 1(b), "Market Price" shall have the meaning ascribed to such term in
Section 3(i) of this Warrant.

       2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal, (b) if the Company hereafter lists its Common Stock on any national securities exchange, keep the shares of the Common Stock receivable upon the exercise of this Warrant authorized for listing on such exchange upon notice of issuance, and (c) if the Common Stock is not listed on a national securities exchange, maintain the Common Stock listed on NASDAQ such that Warrant Shares are authorized for trading on NASDAQ.

       3. Protection Against Dilution. (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which it would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

              (b) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, adjustment for which would be made pursuant to Subsection 3(a), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor and accrued after the date hereof if the full amount thereof is equivalent to not more than an amount equal to 10% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the national securities exchange upon which the Common Stock is then listed or if not listed on any such exchange, the average of the closing prices as reported by Nasdaq National Market, or if not then listed on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or if not then publicly traded, the fair market price as determined by the Company's Board of Directors) less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidences of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date of any such Special Dividend.

              (c) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder of the Warrants not less than 15 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

              (d) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

              (e) If the Board of Directors of the Company shall (i) declare any dividend or other distribution with respect to the Common Stock, other than a cash dividend subject to the first parenthetical in Subsection 3(b), (ii) offer to the holders of shares of Common Stock any additional shares of Common Stock, any securities convertible into or exercisable for shares of Common Stock or any rights to subscribe thereto, or (iii) propose a dissolution, liquidation or winding up of the Company, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up.

              (f)    If, as a result of an adjustment made pursuant to this
Section 3, the Holder of any Warrant, thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall in good faith determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

              (g) If at any time or from time to time the Company shall take any action affecting its Common Stock or any other capital stock of the Company, not otherwise described in any of the foregoing subsections of this Section 3, then, if the failure to make any adjustment would in the reasonable opinion of the Board of Directors of the Company have a materially adverse effect upon the rights of the Holder of the Warrant, the number of shares of Common Stock or other stock comprising a Warrant Share, or the Per Share Warrant Price, shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determined to be equitable under the circumstances.

              (h) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of the Holder of Warrants in accordance with this Section 3, the Company shall promptly cause its Chief Financial Officer to provide a notice to the Holder setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

              (i) If at any time after the date of this Agreement, the Company shall issue or sell any share of Common Stock at a price per share of Common Stock that is lower than the Market Price per share of Common Stock in effect immediately prior to such sale or issuance, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance, and the denominator of which shall be sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for such sale or issuance would purchase at such Market Price per share of Common Stock. Such adjustment shall be made successively whenever such Common Stock are issued or sold and shall be effective immediately after such issuance or sale. This Section (i) does not apply to: (1) the conversion or exchange of other securities convertible or exchangeable for Common Stock; provided that the exercise price of such securities was not less than the Market Price of the Common Stock at the time of issuance of such security; (2) Common Stock issued upon the exercise of rights or Warrants; and (3) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting. For purposes of this Section, (a) "Market Price" at any date shall be deemed to be the (x) last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed and admitted to trading quoted or by the Nasdaq Stock Market, National Market ("Nasdaq"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by Nasdaq, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, of (y) if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company (A) taking into account the most recently completed arms-length transaction between the Company and a person other than an Affiliate of the Company the closing of which shall have occurred within the thirty-day period preceding the date the Market Price is determined, or (B) if no transaction shall have occurred during such thirty-day period, taking into account the fair market value of the security as determined by an Independent Financial Expert, and (b) "Independent Financial Expert" means a United States investment banking or valuation firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the company and its Affiliates and qualified to perform the task of which it is to be engaged.

       4. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock, or any other capital stock, represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

       5.     Registration Under Securities Act of 1933.

              (a) The Company agrees that if, at any time and from time to time during the period beginning on the Commencement Date and ending on the second anniversary of the date the Warrants are exercised in full, the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being hereinafter called a "Registration Statement") under the Act (other than a registration statement on Form S-4 or Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by the Company or any of its stockholders, the Company will (i) promptly notify the Holder and each of the Holders, if any, of other Warrants and/or Warrant Shares not previously sold pursuant to this Section 5 that such Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will, at the Holder's and such Holder's request, be included in such Registration Statement, (ii) upon the written request of a Holder made within 15 days after the giving of such notice by the Company, include in the securities covered by such Registration Statement all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Registration Statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition.

              (b) The Company agrees that if, at any time during the period commencing on the six (6) month anniversary of the Commencement Date and ending on the second anniversary of the date the Warrants are exercised in full, the Holder and/or the Holders of Warrants and/or Warrant Shares who or which shall hold not less than 50% of the aggregate number of Warrants and Warrant Shares outstanding at such time (the "Covered Warrant Shares") shall request that the Company file a registration statement under the Act covering not less than 50% of the Covered Warrant Shares, the Company will (i) promptly notify each Holder of the Warrants and each Holder of Warrant Shares not so previously sold that such registration statement will be filed and that the Warrant Shares which are then held, and /or may be acquired upon exercise of the Warrants by the Holder and such Holders, will be included in such registration statement at the Holder's and such Holders' request, (ii) cause such registration statement to be filed with the Securities and Exchange Commission (the "Commission") as soon as possible following such request and to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any government authority for the period necessary for such Holder to effect the proposed sale or other disposition. The Company shall be required to effect a registration or qualification pursuant to this Subsection 5(b) on one occasion only; provided that a request for registration shall not be deemed to constitute a registration pursuant to this Subsection 5(b) if: (i) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by the Holder; (ii) the Company voluntarily takes any action that would result in the Holder not being able to sell such Warrant Shares covered thereby; (iii) the Holder determines not to proceed following any delay imposed hereunder by the Company; provided, however, that prior to such delay, the Holder shall not have sold more than ninety percent (90%) of the Warrant Shares included in such registration; or (iv) other than by action of the Holder, such registration does not remain effective for ninety (90) days or more. Notwithstanding the foregoing, (a) if the Holder exercises its right to request that a registration statement be filed pursuant to this Subsection 5(b) at a time when the Company in good faith as evidenced by a Board resolution believes that a public offering of Common Stock would materially impair a pending financing or other material transaction of the Company, the Company shall have the right to defer filing a Registration Statement hereunder for a period not to exceed 90 days or (b) in lieu of causing a registration statement to be filed under this Section 5(b), the Company may elect, by providing written notice (the "Repurchase Notice") to the Holder or Holders requesting registration within ten (10) days of the Company's receiving such request, to repurchase from the requesting Holder or Holders either (x) the Warrants relating to the Warrant Shares requested to be registered, at a price per Warrant equal to the difference between the Market Price per share of the Common Stock (as defined below) and the Per Share Warrant Price or (y) if the Warrants relating to the Warrant Shares requested to be registered had already been exercised, such Warrant Shares at a price per Warrant Share equal to the Market Price per share of the Common Stock. As used in this Section 5(b), the "Market Price per share of the Common Stock" shall mean the average of the last sale price of the Common Stock, or if no last sale price is reported, the average of the asked and bid prices of the Common Stock, on the Nasdaq National Market or Nasdaq Small Cap Market, as applicable, for the 20 consecutive trading days ending on the day prior to the delivery by the Holder or Holders of the request for a registration statement pursuant to this Section 5(b). Any repurchase of the Warrants or the Warrant Shares under this Section 5(b) shall be made within 15 days of the delivery by the Company of the Repurchase Notice.

              (c) Whenever the Company is required pursuant to the provisions of this Section 5 to include Warrant Shares in a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable ) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold.

              (d) The Company shall furnish to each Holder participating in an offering pursuant to a registration statement under this Section 5 and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountant's letter with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

              (e) The Company shall enter into an underwriting agreement with the managing underwriters selected by Holders holding 50% of the Covered Warrant Shares requested to be included in a registration statement filed pursuant to
Section 5(b). Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type as used by the managing underwriters.

              (f) The Company shall pay all expenses incurred in connection with any registration statement or other action pursuant to the provisions of this Section 5, other than underwriting discounts, applicable transfer taxes relating to the Warrant Shares and the fees and expenses of counsel for the Holders of the Warrant Shares.

              (g) In connection with any public offering by the Company involving an underwriting of its securities effected pursuant to Section 5(a) hereof, the Company shall not be required to include in such registration any Warrant Shares held by the Holder unless the Holder agrees to the terms of the underwriting agreement between the Company and the managing underwriter of such offering, which agreement may require that the Warrant Shares be withheld from the market by the Holders for a period of up to 180 days after the effective date of the registration statement by which such public offering is being effected (or such longer period as may be requested by any securities exchange upon which the Common Stock is then listed). Furthermore, the Company shall be obligated to include in such registration only the quantity of Warrant Shares, if any, as will not, in the opinion of the managing underwriter, jeopardize the success of the offering by the Company. If the managing underwriter for the offering advises the Company in writing that the total amount of securities sought to be registered by the Holders and other shareholders of the Company having similar registration rights as of the date thereof (collectively, the "Kellstrom Shareholders") exceeds the amount of securities that can be offered without adversely affecting the offering by the Company, then the Company may reduce the number of shares to be registered by the Company for the Kellstrom Shareholders, including Warrant Shares, to a number satisfactory to such managing underwriter. Any such reduction shall be pro rata, based upon the total number of shares held by each Kellstrom Shareholder.

              (h) The Company will indemnify and hold harmless the Holder and any person or entity engaged by the Holder to sell the Holder's Warrant Shares, and each person, if any, who controls such persons or entities within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") (collectively, a "Holder Indemnitee"), against any losses, claims, damages, liabilities or expenses (or actions, proceedings, or settlements in respect thereof) (joint or several) to which a Holder Indemnitee may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (iii) the employment by the Company of any device, scheme or artifice to defraud or the engagement by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit upon the purchasers of its securities pursuant to such registration statement. The Company will also reimburse each Holder Indemnitee for any legal or other expenses reasonably incurred by such Holder Indemnitee in connection with investigating, defending, and settling any such loss, claim, damage, liability, or action.

       The indemnity agreement contained in this Subsection 5(h) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable to any Holder Indemnitee of any loss, claim, damage, liability or action (i) to the extent that it arises solely out of or is based solely upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of the Holder or any agent of the Holder, which consent shall not be unreasonably withheld, or controlling person of either; or (ii) in the case of a sale directly by the Holder (including a sale of such Warrant Shares through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Warrant Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Act.

              (i) The Holder will indemnify and hold harmless the Company, each of its employees, officers, directors or persons who control the Company within the meaning of the Act or the 1934 Act, and each agent or underwriter for the Company or any other person or entity engaged by the Company to sell the Company's securities offered in the registration statement, or any of their respective directors, officers, partners, agents, employees or control persons

(collectively, a "Company Indemnitee"), against any losses, claims, damages, liabilities or expenses (joint or several) to which the Company or any such Company Indemnitee may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereto) arise solely out of or are based solely upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and each Holder will reimburse any legal or other expenses reasonably incurred by a Company Indemnitee in connection with investigating or defending any such loss, claim, damage, liability, or action.

       The indemnity agreement contained in this Subsection 5(i) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld, nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Act.

              (j) Promptly after receipt by an indemnified party under Subsections 5(h) or (i) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying part so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties, provided that the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests (as reasonably determined by either party) between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under Subsection 5(h) or (i), respectively, to the extent of such prejudice, but the failure to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under Subsection 5(h) or (i), respectively.

                     (ii) The obligations of the Company and the Holders under Subsections 5(h) and (i), respectively, shall survive the completion of any offering of Warrant Shares made pursuant to a registration under this Agreement.

                     (iii) The amount paid or payable by a party as a result of the losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to in Subsections 5(h) and (i) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

              (k) If the indemnification provided for in the preceding Subsections 5(h) or (i) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall be entitled to contribution, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances; provided, however that in no case shall any Holder be required to contribute any amount in excess of the amount which such Holder would be required to pay if the indemnification provided in this Section were available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (l) The Holder, in addition to being entitled to exercise all rights provided in this Section 5, including recovery of damages, will be entitled to specific performance of its rights hereunder. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Section 5 and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              (m) In connection with the Company's obligations to effect a registration under Section 5, the Company will:

                     (i) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc., and before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by Holder copies of all such documents proposed to be filed, which documents will be subject to their review and comments;

                     (ii) cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act;

                     (iii) notify the Holder promptly (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for any amendments or supplements to the registration statement or the prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for the purpose; (D) if, at any time prior to the closing contemplated by an underwriting agreement entered into in connection with such registration statement, that the representations and warranties of the Company contained in such agreement cease to be true and correct in any material respect; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which makes any statement made in the registration statement, the prospectus of or any document incorporated therein by reference untrue in any material respect and which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statement therein not materially misleading;

                     (iv) make commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                     (v) if required, prepare a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Warrant Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                     (vi) cause all Warrant Shares covered by the registration statement to be listed on each securities exchange on which identical securities issued by the Company are then listed if requested by the Holder or the managing underwriters, if any;

                     (vii) provide and cause to be maintained a transfer agent and registrar for all Warrant Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

                     (viii) use its best efforts to provide a CUSIP number for the Warrant Shares, not later than the effective date of the registration statement;

                     (ix) make available for inspection, in connection with the preparation of a registration statement pursuant to this Agreement, by the Holder, and any attorney or accountant retained by the Holder, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, attorney or accountant in connection with such registration; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order;

                     (x) if so required by the managing underwriter, not sell, make any short sale of, loan, grant any option for the purpose of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten days prior to and the 90 days after any underwritten registration pursuant hereto has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto, except that the Company may make grants of options under its stock option plans and may issue securities issuable upon the exercise or conversion of outstanding convertible securities, stock options and other options, warrants and rights of the Company; and

                     (xi) otherwise use its best effort to comply with all applicable rules and regulations of the Commission and make available to its security holders as soon as reasonably practicable, an earnings statement which satisfies the provision of Section 11(a) of the Act.

              (n) The Company shall not be obligated to register any Warrant Shares pursuant to this Section 5 at any time when the resale provisions of Rule 144 promulgated under the Act are available to the Holder without limitation as to volume.

              (o) The Company will use its reasonable best efforts to file with the Commission all information required to be filed under Section 13 or 15(d) of the 1934 Act.

       6. Limited Transferability. This Warrant may not be offered, sold, transferred, assigned, hypothecated or otherwise disposed of by the Holder except pursuant to an effective registration statement under the Act and/or applicable state securities laws or an exemption from registration under the Act and such laws which, in the opinion of counsel for the Holder, which counsel and opinion are reasonably satisfactory to the Company, is available. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his or her duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

       7. Securities Act of 1933 Legend. This Warrant, the Warrant Shares and any of the other securities issuable upon exercise of this Warrant have not been registered under the Act. Upon exercise of this Warrant, in part or in whole, the certificates representing the Warrant Shares and any of the other securities issuable upon exercise of this Warrant shall bear the following legend:

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT

              PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

       8. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

       9. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

       10. Information to Holder. The Company agrees that it shall deliver to the Holder promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

       11. Holder Information. For purposes of this Agreement, the parties hereby agree that the only written information pertaining to a Holder in a prospectus or registration statement shall be the Holders name and address and such other information as shall be required to be disclosed under applicable securities laws, rules or regulations, or the rules or regulations of any exchange on which shares of Common Stock shall then be traded.

       12. Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission, or sent by recognized overnight courier or by certified mail, return receipt requested, postage paid, to the parties hereto as follows:

              (a) if to the Company at 1100 International Parkway, Sunrise, Florida 33323, Att.: Chief Executive Officer, facsimile no. 954-845-0428, or such other address as the Company has designated in writing to the Holder, or

              (b) if to the Holder at 45025 Aviation Drive, Suite 300, Dulles, Virginia 20166-7516, Att.: Warren D. Persavich, Senior Vice President and Chief Operating Officer, or such other address as the Holder has designated in writing to the Company.

       13. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

       14. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof. Venue shall be in Broward County, Florida.

       IN WITNESS WHEREOF, Kellstrom Industries, Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunder affixed and attested by its Chief Financial Officer as of the ____ day of _____, 199_.

                                             KELLSTROM INDUSTRIES, INC.

                                             By:
                                                --------------------------------
                                                    Zivi R. Nedivi, President

ATTEST:

Chief Financial Officer

[Corporate Seal]

                                   ASSIGNMENT

       FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto __________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
__________________________, attorney, to transfer said Warrant on the books of Kellstrom Industries, Inc.

Dated:
      ------------------------------------
Signature:
          --------------------------------
                                             Address:
                                                     ---------------------------



                               PARTIAL ASSIGNMENT

       FOR VALUE RECEIVED __________________________ hereby assigns and transfers unto __________________________ the right to purchase __________
shares of Common Stock of ___________________________ covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of Kellstrom Industries, Inc.

Dated:
      ------------------------------------
Signature:
          --------------------------------
                                             Address:
                                                     ---------------------------

                                SUBSCRIPTION FORM
         (To be executed upon exercise of Warrant pursuant to Section 1)

       The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, __________________ shares of Common Stock, as provided for in Section 1, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $________.

       Please issue a certificate or certificates of such Common Stock in the name of, and pay any cash for any fractional share to:

                                 Name
                                     -------------------------------------------
                                 (Please Print Name, Address and Social Security No.)

                                 Address
                                        ----------------------------------------

                                        ----------------------------------------

                                 Social
                                       -----------------------------------------
                                               Security Number

                                 Signature
                                          --------------------------------------

                                 NOTE: The above signature should correspond
                                             exactly with the name on the first
                                             page of this Warrant or with the
                                             name of the assignee appearing in
                                             the assignment form below.

                                 Date
                                     -------------------------------------------


       And if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                    EXHIBIT E

                            FORM OF RELEASE AGREEMENT

       This RELEASE AGREEMENT ("Release") is executed as of the ____________ day of _______________, 1998, by CITICORP USA, INC., a Delaware corporation, in its capacity as Administrative Agent and a Lender under that certain Second Amended and Restated Credit Agreement dated as of December 12, 1996, as amended (the "Credit Agreement"), NATIONSBANK, N.A., in its capacity as a Lender under the Credit Agreement, CITIBANK, N.A., in its capacity as Issuing Bank under the Credit Agreement, SOLAIR, INC, a Florida corporation ("Solair"), and BANNER AEROSPACE (U.K.) LIMITED, a company incorporated under the laws of the United Kingdom and a subsidiary of Solair ("Solair U.K."). Capitalized terms used in this Release and not otherwise defined herein but defined in the Credit Agreement shall have the meanings ascribed thereto in the Credit Agreement.

                                   WITNESSETH:

       WHEREAS, Each of Solair and Solair U.K. is a party to the Credit Agreement in the capacity of a Borrower thereunder, jointly and severally liable with the other Borrowers thereunder for the Obligations and certain other Loan Agreements executed and delivered in connection with the Credit Agreement;

       WHEREAS, simultaneous with the execution and delivery of this Release all of the issued and outstanding Capital Stock of Solair is being sold to Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom") as contemplated by that certain Consent Letter dated December 1, 1998 entered into by and among the Administrative Agent, the Lenders and the Borrowers and $52,000,000 of the purchase price for the Solair Capital Stock is being remitted to the Administrative Agent for application to the Obligations;

       NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby acknowledges and agrees as follows:

       1. Incorporation of Premises. The premises set forth above are hereby incorporated herein by this reference thereto as if fully set forth herein.

       2. Mutual Releases. Upon execution and delivery of this Release by the parties hereto, (a) each of the Administrative Agent, each Lender, and the Issuing Bank hereby (x) fully and unconditionally releases each of Solair, Solair U.K. and their respective successors and assigns, from all of their obligations and liabilities under or in connection with the Credit Agreement and other Loan Documents executed and delivered by either Solair or Solair U.K. in connection therewith, and (y) waives any and all claims it may now or hereinafter have against Solair, Solair U.K. or their respective successors and assigns, arising out of or in any way relating to the Credit Agreement or any other Loan Document, and (b) each of Solair and Solair U.K. hereby (x) fully and unconditionally releases each of the Administrative Agent, each Lender and the Issuing Bank, their successors and assigns, from all of their respective obligations and liabilities under the Credit Agreement and other Loan Documents executed and delivered by Solair or Solair U.K. in connection therewith, and (y) waives any and all claims it may now or hereafter have against the Administrative Agent, each Lender, the Issuing Bank or their respective successors and assigns, arising out of or in any way relating to the Credit Agreement or any other Loan Document.

       3. Choice of Law; Severability. THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Release.

       4. No Third Party Beneficiaries. This Release is executed for the sole benefit of the parties hereto and their respective officers, directors, employees, attorneys, affiliates, successors and assigns and no other Person shall have any rights herein as a third party beneficiary or otherwise, except to the extent specifically provided herein.

       5. Effectiveness. This Release shall become effective on the date first written hereinabove upon its execution and delivery by the parties hereto.

       6. Counterparts. This Release may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Release by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

       7. Section Titles. The section titles contained in this Release shall be without substantive meaning or content of any kind whatsoever.

       8. Entire Agreement. This Release constitutes the entire agreement with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.




                            [Signatures on next page]

       IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.

CITICORP USA, INC.,                          NATIONSBANK, N.A.
as Administrative Agent                      as a Lender
and a Lender

By:                                          By:
   ------------------------------------         --------------------------------
       Suzanne Crymes                               Michael R. Heredia
       Attorney-in-Fact                             Senior Vice President

CITIBANK, N.A.,                              SOLAIR, INC.
as Issuing Bank

By:                                          By:
   ------------------------------------         --------------------------------
       Suzanne Crymes                               Name:
       Attorney-in-Fact                                   ----------------------
                                                    Title:
                                                          ----------------------

                                             BANNER AEROSPACE (U.K.) LIMITED

                                             By:
                                                --------------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                          ----------------------